Prospectus Supplement

(To prospectus dated March 1, 2024)

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-277559

Axon Enterprise, Inc.

Up to 1,954,450 Shares of Common Stock

We have entered into a distribution agreement with J.P. Morgan Securities LLC, which we refer to as the agent, relating to the shares of our common stock offered by this prospectus supplement. In accordance with the terms of the distribution agreement, we may offer and sell from time to time through the agent up to 1,954,450 shares of our common stock, par value $0.00001 per share.

Sales of shares of our common stock, if any, may be made by means of ordinary brokers’ transactions on the Nasdaq Global Select Market, or otherwise at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the agent.

We will pay the agent a commission that will not exceed 2% of the gross sales price per share sold through it as agent under the distribution agreement.

Under the terms of the distribution agreement, we may also sell shares of our common stock to the agent as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to the agent as principal, we will enter into a separate agreement setting forth the terms of such transaction, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

The agent is not required to sell any specific number or dollar amount of our common stock but will use its commercially reasonable efforts, subject to the terms of the distribution agreement, to sell the shares of common stock offered, as instructed by us. The offering of our common stock pursuant to the distribution agreement will terminate upon the earliest of (i) the sale of all shares subject to the distribution agreement and (ii) the termination of the distribution agreement by the agent or us.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “AXON.” On May 10, 2024 the closing sale price for our common stock was $303.43 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and any other risk factors included in the documents incorporated by reference herein for a discussion of certain risks that you should consider in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

J.P. Morgan

The date of this prospectus supplement is May 13, 2024.

EXPLANATORY NOTE

On August 10, 2021, we filed a prospectus supplement under the Registration Statement on Form S-3 (File No. 333-255380), originally filed on April 20, 2021 (the “Prior Registration Statement”), providing for the establishment of an “at the market” equity offering program which permitted us, from time to time, to offer and sell up to 3,000,000 shares of our common stock, par value $0.00001 per share. We sold an aggregate of 1,045,550 shares of our common stock through that “at the market” program.

The Prior Registration Statement and the “at the market” program described above expired on April 20, 2024, with an unsold balance of 1,954,450 shares of our common stock. This Prospectus Supplement is being filed in connection with a new “at the market” program specifically for those 1,954,450 unsold shares that we have carried over and registered under Post-Effective Amendment No. 1 filed April 19, 2024 to the Registration Statement on Form S-3 (File No. 333-277559) originally filed on March 1, 2024.

Prospectus Supplement

Prospectus

Unless the context suggests otherwise, all references to “us,” “our,” “Axon” “we,” the “Company” and similar designations refer to Axon Enterprise, Inc. and, where appropriate, our subsidiaries.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein and any free writing prospectus we have authorized for use in connection with this offering, in their entirety before making an investment decision.

You should rely only on the information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus and any free writing prospectus we authorize for use in connection with this offering. Neither we nor the agent have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein or any free writing prospectus we have authorized for use in connection with this offering is accurate or complete only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus and any authorized free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the Securities and Exchange Commission, or the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and the accompanying prospectus or the information contained in a document incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later. Please refer to “Incorporation of Certain Documents by Reference” in this prospectus supplement.

Neither we nor the agent are making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information included or incorporated by reference in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the shares of common stock offered by this prospectus supplement.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus we authorize for use in connection with this offering may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are subject to risks and uncertainties. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. From time to time, we also provide forward-looking statements in other materials we release to the public as well as verbal forward-looking statements. These forward-looking statements include, without limitation, statements regarding: proposed products and services and related development efforts and activities; expectations about the market for our current and future products and services; the impact of pending litigation; strategies and trends relating to subscription plan programs and revenues; statements related to recently completed acquisitions; our anticipation that contracts with governmental customers will be fulfilled; strategies and trends, including the amounts and benefits of, research and development (“R&D”) investments; the sufficiency of our liquidity and financial resources; expectations about customer behavior; the impact on our investment portfolio of changes in interest rates; our potential use of foreign currency forward and option contracts; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; statements of management’s strategies, goals and objectives and other similar expressions; as well as the ultimate resolution of financial statement items requiring critical accounting estimates, including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024. Such statements give our current expectations or forecasts of future events; they do not relate strictly to historical or current facts. Words such as “may,” “will,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” and similar expressions, as well as statements in future tense, identify forward-looking statements. However, not all forward-looking statements contain these identifying words.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and potentially inaccurate assumptions. The following important factors could cause actual results to differ materially from those in the forward-looking statements: our exposure to cancellations of government contracts due to appropriation clauses, exercise of a cancellation clause, or non-exercise of contractually optional periods; the ability of law enforcement agencies to obtain funding, including based on tax revenues; our ability to design, introduce and sell new products, services or features; our ability to defend against litigation and protect our intellectual property, and the resulting costs of this activity; our ability to win bids through the open bidding process for governmental agencies; our ability to manage our supply chain and avoid production delays, shortages and impacts to expected gross margins; the impacts of inflation, macroeconomic conditions and global events; the impact of catastrophic events or public health emergencies; the impact of stock-based compensation expense, impairment expense, and income tax expense on our financial results; customer purchase behavior, including adoption of our software as a service delivery model; negative media publicity or sentiment regarding our products; the impact of various factors on projected gross margins; defects in, or misuse of, our products; changes in the costs of product components and labor; loss of customer data, a breach of security, or an extended outage, including by our third party cloud-based storage providers; exposure to international operational risks; delayed cash collections and possible credit losses due to our subscription model; changes in government regulations in the United States and in foreign markets, especially related to the classification of our products by the United States Bureau of Alcohol, Tobacco, Firearms and Explosives; our ability to integrate acquired businesses; the impact of declines in the fair values or impairment of our investments, including our strategic investments; our ability to attract and retain key personnel; litigation or inquiries and related time and costs; and counter-party risks relating to cash balances held in excess of federally insured limits. Many events beyond our control may determine whether results we anticipate will be achieved. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

Except as required by law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-Q, 8-K and 10-K reports to the SEC. Our filings with the SEC may be accessed at the SEC’s web site at www.sec.gov.

S-iii

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in the prospectus supplement and the accompanying prospectus. This summary sets forth the material terms of this offering but does not contain all of the information you should consider before investing in our common stock. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus we authorize for use in connection with this offering, before making an investment decision to purchase our common stock.

You should pay special attention to the risks of investing in our common stock which are discussed in the section titled “Risk Factors” in this prospectus supplement, as well as the consolidated financial statements and notes to those consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. This prospectus supplement may add to, update or change information in the accompanying prospectus.

Overview

Axon Enterprise, Inc. (“Axon,” the “Company,” “we” or “us”) is a market-leading provider of law enforcement technology solutions with a mission to protect life in service of promoting peace, justice and strong institutions. In 2022, we announced our moonshot goal to cut gun-related deaths between police and the public in the United States in half by 2033.

Axon is building the public safety operating system of the future by integrating a suite of hardware devices and cloud software solutions that not only revolutionize modern policing but also cater to federal agencies, corrections, justice and enterprise-level security needs. Axon’s suite includes cloud-hosted digital evidence management, productivity and real-time operations software, body-worn cameras, in-car cameras, TASER energy devices, robotic security and training solutions.

Our hardware and software solutions advance our long-term strategic vision of (i) obsoleting the bullet, (ii) reducing social conflict, (iii) enabling a fair and effective justice system, and (iv) building for racial equity, diversity, and inclusion. Our products solve some of society's most challenging problems and our mission attracts top talent. We aim to invent and deliver public safety products that progressively make the right things easier and the wrong things harder every day.

Our research & development (“R&D”) investments support continuous innovation on behalf of our customers. Our financial strategy is to build highly recurring, highly profitable businesses and to drive growth through this purposeful product innovation.

Axon’s operations comprise two reportable segments:

1.	TASER: Axon is the market leader in the development, manufacture and sale of conducted energy devices (“CEDs”), which we sell under our brand name, TASER.
2.

Software and Sensors: We develop, manufacture and sell fully integrated hardware and cloud-based software solutions that enable law enforcement to capture, securely store, manage, share and analyze video and other digital evidence. Our software offerings also support productivity and real-time operations.

Axon employees are distributed across multiple geographies and report to work via a remote-hybrid model, which leverages both in-person collaboration environments as well as cloud-based software tools that enable remote productivity. Our headquarters in Scottsdale, Arizona and our software hub in Seattle, Washington house the majority of our in-person employees located in the United States, including members of our executive management team, and sales, marketing, certain engineering, manufacturing, finance and other administrative support functions. We also have subsidiaries and / or offices located in Australia, Belgium, Canada, Finland, France, Germany, Hong Kong, India, Italy, the Netherlands, Spain, the United Kingdom and Vietnam.

Corporate History and Information

We were incorporated in Arizona in September 1993 as ICER Corporation. We changed our name to AIR TASER, Inc. in December 1993 and to TASER International, Incorporated in April 1998. In January 2001, we reincorporated in Delaware as TASER International, Inc. and, in April 2017, changed our name to Axon Enterprise, Inc.

Our principal executive offices are located at 17800 North 85th Street, Scottsdale, Arizona, 85255 and our telephone number is (480) 991-0797. Our website address is www.axon.com. Information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or in deciding whether to purchase the shares of common stock in this offering.

THE OFFERING

The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. As used in this section, “we,” “our” and “us” refer only to Axon Enterprise, Inc. and not to any of its subsidiaries. For a more detailed description of our common stock, see “Description of Capital Stock—Common Stock” in this prospectus supplement and in the accompanying prospectus.

Issuer	Axon Enterprise, Inc.
Common Stock Offered by Us	Up to 1,954,450 shares of our common stock.
Common Stock to be Outstanding after This Offering	77,421,670 shares of our common stock. (1)
Plan of Distribution	“At-the-market” offering that may be made from time to time through the agent. See “Plan of Distribution” on page S- 17 of this prospectus supplement.
Use of Proceeds

We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, providing capital to satisfy a portion of the tax obligations related to the vesting and settlement of stock compensation awards granted to our executive officers and other employees under our stock incentive plans, to support our growth, and to acquire or invest in product lines, products, services, technologies or facilities. Our management will have broad discretion in the application of the proceeds. We reserve the right to use the proceeds for different purposes or uses which we have not listed above. Pending use of the net proceeds of the offering, we may invest the net proceeds. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Material U.S. Federal Income Tax Consequences for Non-U.S. Holders

For a discussion of material U.S. federal income tax consequences relating to the ownership and disposition of the shares of our common stock for Non-U.S. holders (as defined below). See “Material U.S. Federal Income Tax Consequences for Non-U.S. Holders.” You should consult your tax adviser with respect to the U.S. federal income tax consequences of owning and disposing of shares of our common stock in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.

Risk Factors

Your investment in our common stock involves risk. Please refer to “Risk Factors” and all other information included in this prospectus supplement and the accompanying prospectus for a discussion of factors that should be considered before you invest in our common stock.

Nasdaq Global Select Market Symbol	“AXON”

(1)	Assumes all 1,954,450 shares of common stock are sold by the agent under the terms of the distribution agreement. Based on 75,467,220 shares of common stock outstanding as of May 1, 2024.

RISK FACTORS

Investing in our common stock involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and in the documents that we incorporate by reference in this prospectus supplement and the accompanying prospectus, you should carefully consider the risks discussed below before making a decision about investing in our common stock. The risks and uncertainties discussed below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.

Risks Related to Our Common Stock

If we seek additional financing in the future, your ownership interest could be significantly diluted.

We may need additional financing to satisfy tax obligations related to the vesting and settlement of stock compensation awards granted to our executive officers and other employees under our stock incentive plans and to execute on our current or future business strategies, including to develop new or enhance existing products and services, acquire businesses and technologies, or otherwise to respond to competitive pressures.

If we obtain such financing through the issuance of equity or debt securities, your percentage ownership in us could be significantly diluted, and newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders. If we obtain debt financing, a substantial portion of our operating cash flows may be dedicated to the payment of principal and interest on such indebtedness and, consequently, limit the funds available for our business activities. Further, if adequate funds are not available to us on acceptable terms, our ability to fund our operations, take advantage of unanticipated opportunities, develop or enhance our products and services or otherwise respond to competitive pressures would be significantly limited, all of which could harm our business.

Our stock price may be volatile, which could result in securities class action litigation against us.

The market price of our common stock could be subject to wide fluctuations in response to, among other things, the risk factors described in this prospectus supplement, and the accompanying prospectus, and other factors beyond our control, such as fluctuations in the valuation of companies perceived by investors to be comparable to us and research analyst coverage about our business.

Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions, such as recessions, interest rate changes or international currency fluctuations, have and may continue to affect the market price of our common stock.

In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may become the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

We currently do not intend to pay dividends on our common stock and, consequently, your only opportunity to achieve a return on your investment in our common stock is if the price of our common stock appreciates.

We currently do not plan to declare dividends on shares of our common stock in the foreseeable future. Consequently, the only opportunity to achieve a return on investment on our common stock will be if the market price of our common stock appreciates and shares are sold at a profit.

Certain provisions of our certificate of incorporation and bylaws and of Delaware law could prevent a takeover that stockholders consider favorable and could also reduce the market price of our stock.

Our amended and restated certificate of incorporation and our bylaws contain provisions that could delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions may also prevent or delay attempts by stockholders to replace or remove our current management or members of our board of directors. These provisions include:

●	providing for a classified board of directors with staggered three-year terms, which could delay the ability of stockholders to change the membership of a majority of our board of directors;
●	limiting the ability of our stockholders to act by written consent and call a special meeting, which could delay the ability of our stockholders to take action or force consideration of a proposal;
●	requiring advance notice of stockholder business, nominations and proposals to be considered at annual meetings of stockholders, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us;
●	not providing for cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;
●	authorizing our board of directors to issue, without stockholder approval, preferred stock rights senior to those of common stock, which could be used to significantly dilute the ownership of a hostile acquirer; and
●	vacancies in our board of directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause, and newly-created directorships resulting from any increase in the authorized number of directors, may be filled only by our board of directors.

In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation Law. These provisions may prohibit large stockholders, in particular those owning 15% or more of our outstanding common stock, from engaging in certain business combinations without approval of substantially all of our stockholders for a certain period of time.

These and other provisions in our amended and restated certificate of incorporation, our bylaws and under Delaware law could discourage potential takeover attempts and reduce the price that acquirers might be willing to pay for shares of our common stock which, in turn, may result in the market price of our common stock being lower than it would be without these provisions.

The sale of our common stock in this offering may adversely affect the market price of our common stock.

Our common stock generally will be offered and sold through our agent over a period of time and from time to time in transactions at market prices prevailing at the time, at prices related to the prevailing market prices or at negotiated prices, pursuant to a distribution agreement. We cannot predict the size of future issuances or sales of our common stock, including those pursuant to the distribution agreement, or the effect, if any, that such issuances or sales may have on the trading price of our common stock. The sale of a large number of shares, including pursuant to the distribution agreement or the perception that such sales may occur, could be adversely disruptive to the trading price of our common stock. In addition, the agent, under the distribution agreement, will not engage in any transactions that stabilize the price of our common stock.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us, if any, from this offering. Our management will have broad discretion in the application of the net proceeds, if any, from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately.

Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We intend to use the net proceeds of this offering, if any, for providing capital to satisfy a portion of the tax obligations related to the vesting and settlement of stock compensation awards granted to our executive officers and other employees under our stock incentive plans, to support our growth, and to acquire or invest in product lines, products, services, technologies or facilities. We reserve the right to use the proceeds for different purposes or uses which we have not listed above. Pending use of the net proceeds of this offering, we may invest the net proceeds. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

The actual number of shares we will issue under the distribution agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the distribution agreement and compliance with applicable law, we have the discretion to deliver instruction to the agent to sell shares of our common stock at any time throughout the term of the distribution agreement. The number of shares that are sold through the agent after our instruction will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the agent in any instruction to sell shares, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, subject to the final determination by our board of directors, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

While we intend to use a portion of the net proceeds from this offering to fund tax obligations that will arise upon vesting and settlement of stock compensation awards granted to our executive officers and other employees under our stock incentive plans, including outstanding eXponential Stock Units (“XSUs”) granted under the eXponential Stock Performance Plan (“XSPP”), our management reserves broad discretion in the application of the proceeds. To the extent that those obligations are not fully funded by the proceeds of this offering, we will have to fund such tax obligations from our cash reserves, or the tax obligations may result in sales of shares of our common stock into the market by executive officers and employees, which could cause the market price of our common stock to decline.

Our employees have been granted awards of XSUs, a special type of performance-based restricted stock unit awards.  As of May 1, 2024, our executive officers and other employees held an aggregate of approximately 4.5 million unvested XSUs that may vest in the future upon attainment of specified performance goals. The vesting of XSUs may accelerate in connection with a change in control of Axon.   Our employees also hold approximately 2.3 million unvested restricted stock units (“RSUs”) and performance stock units (“PSUs”), and our Chief Executive Officer holds performance-based options with respect to 0.5 million shares (all of which are currently certified by our board of directors’ compensation committee and vested).

Tax withholding obligations arise upon the vesting and settlement of XSUs and these obligations must be satisfied at the time they arise through cash payments to the applicable taxing authorities.  Holders may elect to satisfy tax withholding obligations by directing Axon to withhold and cancel a portion of the XSUs otherwise payable upon settlement (sometimes referred to as “share withholding”) and remit cash to the taxing authorities on behalf of the holders of the awards, which would not involve any offsetting receipt of cash from the employee. The amount of the tax withholding obligations due upon the settlement of the XSUs is dependent on the price of our shares of common stock on the Nasdaq Global Select Market on the applicable settlement date. While we intend to use a portion of the net proceeds from this offering to satisfy a portion of such tax withholding obligations, our management reserves broad discretion in the application of the proceeds, and may not use a portion of the proceeds of the offering to partially cover the amount of tax withholding obligations upon the vesting and settlement of the XSUs. See “Use of Proceeds” on page S-8 of this prospectus supplement. The higher the price of the shares of our common stock on the settlement date, the higher the tax withholding amount that will be due. The amount of the cash payments that we are required to remit to the applicable taxing authorities could be substantial and could have a negative impact on our liquidity and ability to use funds for operational purposes.

Alternatively, holders may elect to use “sell-to-cover” arrangements to satisfy tax withholding obligations. Under such arrangements, a broker would assist the holder to sell, in the open market, all or a portion of the shares subject to the vested XSUs and would remit a portion of the sales proceeds to us for tax withholding. We would in turn remit such amounts to the taxing authorities. Such “sell-to-cover” arrangements would enable us to satisfy tax withholding obligations and remain in a net neutral cash position, but would result in the sales of shares of our common stock into the market and such sales could cause the market price of our common stock to decline.

Similarly, tax withholding obligations will arise upon the vesting and settlement of other RSUs and PSUs and upon the exercise of our Chief Executive Officer’s performance-based options. The Company is required to pay employer-side Federal Insurance Contributions Act (“FICA”) tax at the time the employee FICA tax withholding obligation arises with respect to XSUs, other RSUs and PSUs, and options.

As noted above, our common stock price has recently experienced price fluctuations. Assuming, solely for illustration purposes, a stock price of $311.57 per share (the closing price of our shares of our common stock on the Nasdaq Global Select Market on May 1, 2024) upon settlement of the XSUs that remain available to vest upon attainment of specified performance goals (approximately 4.5 million shares), settlement of other unvested RSUs and PSUs (approximately 2.3 million shares), and the exercise of the Chief Executive Officer’s performance-based options (approximately 0.5 million shares), we estimate that the aggregate amount of our tax withholding obligations on account of these awards, plus the employer-side FICA tax, would be approximately $985.1 million. Accordingly, if all employees used “sales-to-cover” to meet tax withholding obligations for all outstanding awards, then approximately 3.0 million shares of our common stock would be sold on the open market (assuming each share were sold at $311.57 per share), and the employer-side FICA tax would be approximately $55.0 million. The foregoing amounts are illustrative and the actual amount of the tax withholding obligations and the number of shares to be delivered or sold could be higher or lower, depending on the price of our common stock upon vesting, the applicable tax withholding rates then in effect, the price at which any sales to cover were to occur and the number (if any) of awards that are forfeited prior to vesting.

Risks Relating to our Business

For risks associated with our business and industry, see the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, each of which are incorporated in this prospectus supplement and the accompanying prospectus by reference, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended.

USE OF PROCEEDS

The amount of proceeds from this offering will depend on the number of shares sold and the price at which they are sold.

We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, providing capital to satisfy a portion of the tax obligations related to the vesting and settlement of stock compensation awards granted to our executive officers and other employees under our stock incentive plans, to support our growth, and to acquire or invest in product lines, products, services, technologies or facilities. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the application of these proceeds. We reserve the right to use the proceeds for different purposes or uses which we have not listed above. Pending use of the net proceeds of this offering, we may invest the net proceeds.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our common stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock supersedes the discussion under the heading “Description of Capital Stock” contained in the accompanying prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our amended and restated certificate of incorporation, or certificate of incorporation, and bylaws, which are exhibits to the registration statement of which this prospectus supplement forms a part, and by applicable law, including the Delaware General Corporation Law, or the DGCL.

General

As of May 1, 2024, our authorized capital stock consisted of 225,000,000 shares of two classes of stock: 200,000,000 shares of common stock, par value $0.00001 per share, and 25,000,000 shares of preferred stock, par value $0.00001 per share.

Common Stock

As of May 1, 2024, there were 75,467,220 shares of our common stock outstanding. Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights. Accordingly, holders of a majority of the voting shares are able to elect each class of directors. Subject to any preferences that may be applicable to any preferred stock outstanding at that time, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our dissolution, holders of our common stock will be entitled to share in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock at that time. Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock, including those set forth above, are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Preferred Stock

Our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. There are no shares of preferred stock outstanding, and we have no present plans to issue any shares of preferred stock.

Anti-Takeover Provisions

The following paragraphs summarize certain provisions of our certificate of incorporation, our bylaws and the DGCL. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the DGCL and to our certificate of incorporation and bylaws. Copies of these documents are on file with the SEC and are exhibits to the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

Our certificate of incorporation and bylaws contain certain provisions that could have the effect of delaying, deterring or preventing another party—whether friendly or hostile—from acquiring control over us. These provisions and certain provisions of Delaware law, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate more favorable terms with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Amendment of Certificate of Incorporation and Bylaws

The amendment or repeal of our certificate of incorporation requires approval of the holders of a majority of the voting power of the then-outstanding shares of capital stock entitled to vote thereon (the “Voting Stock”), voting together as a single class. Further, unless otherwise specified, amendment or repeal of our bylaws requires the approval of not less than a majority of the Voting Stock, voting together as a single class.

Board Classification

Prior to the 2022 annual meeting of stockholders, our board of directors was divided into three classes, with one class to be elected each year by our stockholders and serving for three-year terms. As of and after the 2024 annual meeting of stockholders, all directors will be elected for one-year terms and will be up for election at each successive annual meeting.

Limits on Ability of Stockholders to Act by Written Consent

Our bylaws contain provisions that limit the ability of stockholders to act by written consent when the solicitation of stockholder action by written consent is not at the direction of our board of directors. These limitations do not apply to solicitations of stockholder action by written consent at the direction of our board of directors. These limitations, in general, concern the subject matter of the requested stockholder action, notice and ownership requirements applicable to stockholders seeking action by written consent, manner of solicitation, the timeliness and procedures for delivery of the written consents and the certification and effectiveness of such consents. The ownership requirements establish that, at a minimum, holders of record representing 20% of the outstanding shares of common stock of the Company are needed to request that a record date be fixed to take action by written consent when the solicitation is not at the direction of our board of directors. Further, when such solicitation is not at the direction of our board of directors, the subject matter of the requested action cannot concern an identical or substantially similar item of stockholder action that was presented at a meeting of stockholders held in the 12 months prior to the request for a record date or the election or removal of directors under certain conditions.

Limits on Ability of Stockholders to Call a Special Meeting

Our bylaws contain provisions that limit the ability of stockholders to call a special meeting. Unless otherwise specified by our certificate of incorporation or the DGCL, special meetings of the stockholders may only be called by the Chairman of the Board, Chief Executive Officer, the Secretary upon receipt by the Secretary of a valid request from the holder(s) of 25% or more of the Voting Stock, or the board of directors pursuant to a resolution adopted by a majority of the number of directors then in office. To be considered valid, any such request from the holder(s) of 25% or more of the voting power of the Voting Stock must meet certain requirements set forth in our bylaws.

Proxy Access

Our bylaws contain provisions that permit a stockholder, or a group of stockholders, owning continuously for at least three years a number of shares that represents at least three percent of our outstanding shares of common stock entitled to vote in the election of directors to nominate and include in the proxy materials for an annual meeting of stockholders director nominees constituting up to the greater of two individuals and 20% of the total number of directors in office as of the last day notice may be received under the bylaws, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in our bylaws.

Requirements for Advance Notification of Stockholder Business, Nominations and Proposals

Our bylaws establish advance notice procedures for any business proposed by stockholders, including nominations of persons to be elected as a director or other proposals to be adopted by the Company, to be considered at an annual meeting of stockholders. These bylaw provisions may have the effect of precluding the conduct of certain stockholder business at the annual meeting if proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company. Further, the approval of a majority of the Voting Stock, voting together as a single class, is necessary to amend these bylaw provisions.

No Cumulative Voting

Our certificate of incorporation does not permit cumulative voting in the election of directors. Cumulative voting allows a stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder may not be able to gain as many seats on our board of directors as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover.

Preferred Stock

In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

Removal of Directors and Vacancy in the Board of Directors

Our certificate of incorporation provides that a director may be removed from office before the expiration date of that director’s term of office, with or without cause, only by an affirmative vote of the holders of a majority of the Voting Stock, voting together as a single class. Any vacancy on our board of directors, including a vacancy resulting from any increase in the authorized number of directors, may be filled by no less than a majority vote of the remaining directors then in office, who are designated to represent the same class or classes of stockholders that the vacant position, when filled, is to represent.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

●	prior to the date of the transaction, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, calculated as provided under Section 203; or
●	at, or subsequent to, the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Exclusive Forum

Under our bylaws, unless we consent in writing to the selection of an alternative forum, the Chancery Court of the State of Delaware (or, if the Delaware Court of Chancery does not have jurisdiction, the federal district court for the District of

Delaware or, if neither such court has jurisdiction, any other state court located within the State of Delaware) will be, to the fullest extent permitted by law, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or shareholders; (iii) any action asserting a claim against us or any of our directors, officers or employees arising pursuant to any provision of the DGCL or of our certificate of incorporation or our bylaws; or (iv) any action asserting a claim against us or any of our directors or officers governed by the internal affairs doctrine. In addition, our bylaws also provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any claim arising under the Securities Act. The exclusive forum provision in our bylaws does not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. The enforceability of similar choice of forum provisions in other companies’ charters and bylaws has been challenged in legal proceedings, and it is possible that, in connection with claims arising under federal securities laws or otherwise, a court could find the exclusive forum provision contained in our bylaws to be inapplicable or unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions. The address of the transfer agent and registrar is 51 Mercedes Way, Edgewood, NY 11717.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “AXON.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of our common stock to non-U.S. holders (defined below), but does not purport to be a complete analysis of all the potential tax consequences relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed or subject to differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below.

This summary also does not address the tax consequences arising under the laws of any U.S. state or local or any non-U.S. jurisdiction, U.S. federal estate or gift tax laws, the Medicare tax on net investment income or any alternative minimum tax consequences. In addition, this discussion does not address tax consequences applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;
●	tax-exempt organizations;
●	dealers in securities or currencies;
●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
●	persons that own, or are deemed to own, more than five percent of our capital stock;
●	certain former citizens or long-term residents of the United States;
●	persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;
●	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes);
●	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (or investors in any such entities);
●	persons deemed to sell our common stock under the constructive sale provisions of the Code;
●	regulated investment companies or real estate investment trusts;
●	pension plans;
●	controlled foreign corporations;
●	passive foreign investment companies;
●	persons that acquire our common stock as compensation for services; or
●	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an “applicable financial statement” as defined in Section 451(b) of the Code.

In addition, if a partnership, including any entity or arrangement classified as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the ownership and disposition of our common stock arising under the U.S. federal estate or gift tax rules or under the laws of any U.S. state or local or any non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Non-U.S. Holder Defined

For purposes of this discussion, you are a non-U.S. holder if you are a beneficial owner of our common stock that is for U.S. federal income tax purposes (i) a foreign corporation or any other foreign organization taxable as a corporation for U.S. federal income tax purposes, (ii) a nonresident alien individual or (iii) a foreign estate or trust that in either case is not subject to U.S. federal income tax on a net-income basis on income or gain from a share of common stock.

Distributions

As discussed under “Dividend Policy,” above, we do not anticipate paying any dividends on our capital stock in the foreseeable future. If we were to make distributions on our common stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock, subject to the tax treatment described in the discussion below regarding taxable dispositions of our common stock. Any such distributions would also be subject to the discussions below regarding backup withholding and FATCA.

Subject to the discussion below regarding a dividend received by you that is effectively connected with the conduct of a U.S. trade or business, a dividend paid to you generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, you must provide us with an IRS Form W-8BEN (generally including a U.S. taxpayer identification number), IRS Form W-8-BEN-E or another appropriate version of IRS Form W-8 (or a successor form), in each case, certifying qualification for the reduced rate, including any required attachments. Additionally you will be required to update such forms and certifications from time to time as required by law.

Dividends received by you that are effectively connected with the conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by you in the United States) generally are exempt from such withholding tax. In order to obtain this exemption, you must provide us with an IRS Form W-8ECI or successor form or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, if you are a corporate non-U.S. holder, you may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty on your earnings and profits in respect of such effectively connected dividend income.

If you are eligible for a reduced rate of withholding tax pursuant to a tax treaty, you may be able to obtain a refund of any excess amounts currently withheld if you file an appropriate claim for refund with the IRS.

Gain on Sale or Other Taxable Disposition of Common Stock

Subject to the discussion below regarding backup withholding and FATCA, a non-U.S. Holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

●	the gain is effectively connected with the conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment maintained by you in the U.S.), in which case you will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and for a non-U.S. holder that is a corporation, such non-U.S. holder may be subject to the branch profits tax on any earnings and profits attributable to such gains at a 30% rate or such lower rate as may be specified by an applicable income tax treaty;
●	you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met, in which case you will be required to pay a flat 30% tax on the gain derived from the sale, which tax may be offset by U.S. source capital losses in the taxable year of disposition (even though you are not considered a resident of the United States) (subject to applicable income tax or other treaties); or
●	our common stock constitutes a U.S. real property interest by reason of our status as a “U.S. real property holding corporation” for U.S. federal income tax purposes, a USRPHC, at any time within the shorter of the five-year period preceding the disposition or your holding period for our common stock. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market (as determined under the Code), such common stock will be treated as U.S. real property interests only if you actually or constructively hold more than five percent of such regularly traded common stock at any time during the applicable period that is specified in the Code.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will generally be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends or of proceeds on the disposition of stock made to you may be subject to additional information reporting and backup withholding at the then applicable rate unless you establish an exemption, for example by properly certifying your non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8 (or a successor form). Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act (“FATCA”)

The Foreign Account Tax Compliance Act and the rules and regulations promulgated thereunder, collectively, FATCA, generally imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our common stock paid to “foreign financial institutions” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and gross proceeds from the sale or other disposition of our common stock paid to a “non-financial foreign entities” (as specially defined under these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity and provides certain information with respect to such U.S. owners, certifies that there are none or otherwise establishes and certifies to an exemption. The withholding provisions under FATCA generally apply to dividends on our common stock. The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to payment of gross proceeds from a sale or other disposition of our common stock, which may be relied upon by a taxpayer until final regulations are issued. An intergovernmental agreement between the United States and your country of tax residence may modify the requirements described in this paragraph. If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Distributions,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.

The preceding discussion of U.S. federal income tax consequences is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

PLAN OF DISTRIBUTION

We have entered into a distribution agreement with J.P. Morgan Securities LLC, which we refer to as the agent, under which we may offer and sell from time to time through the agent up to 1,954,450 shares of our common stock, par value $0.00001 per share. Sales of shares of our common stock, if any, may be made by means of ordinary brokers’ transactions on the Nasdaq Global Select Market, or otherwise at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the agent. The agent will not engage in any transactions that stabilize the price of our common stock.

The agent will use its commercially reasonable efforts to sell on our behalf, as our agent, the shares of common stock offered hereby as agreed upon by us and the agent. We will designate the maximum amount of shares of common stock to be sold through the agent, on a daily basis or otherwise as we and the agent agree. Subject to the terms and conditions of the distribution agreement, the agent will use its commercially reasonable efforts to sell, as our agent and on our behalf, all of the designated shares of common stock. We may instruct the agent not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We may suspend the offering of shares of common stock under the distribution agreement by notifying the agent. Likewise, the agent may suspend the offering of shares of common stock under the distribution agreement by notifying us of such suspension.

The agent will provide written confirmation to us following the close of trading on the Nasdaq Global Select Market each day on which shares of our common stock are sold under the distribution agreement. Each confirmation will include the number of shares of common stock sold on that day, the gross sales price per share and the compensation payable by us to the agent in connection with the sales. We will report at least quarterly the number of shares of common stock sold through the agent under the distribution agreement, the proceeds to us (before expenses) and the compensation paid by us to the agent in connection with the sales of the common stock. We will pay the agent a commission that will not exceed, but may be lower than, 2% of the gross offering proceeds from shares sold through it as the agent under the distribution agreement. Our net proceeds from the offering of shares hereunder will equal the gross proceeds, less the agent’s commission less any expenses payable by us and any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales.

Settlement for sales of common stock will occur on the second business day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Under the terms of the distribution agreement, we also may sell shares to the agent as principal for its own account at a price agreed upon at the time of sale. If we sell shares to the agent as principal, we will enter into a separate agreement setting forth the terms of such transaction, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

In connection with the sale of the common stock on our behalf, the agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation paid to it may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of common stock pursuant to the distribution agreement will terminate upon the earliest of (1) the sale of all shares of common stock subject to the distribution agreement and (2) the termination of the distribution agreement by us or by the agent.

The agent has from time to time provided, and in the future may provide, certain commercial banking, investment banking and financial advisory services to us and our affiliates, for which it has received, and in the future will receive, customary fees.

If the agent or we have reason to believe that shares of our common stock do not satisfy the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act for an “actively-traded security,” that party will promptly notify the other and sales of common stock under the distribution agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of the agent and us.

LEGAL MATTERS

Certain legal matters relating to the shares of common stock offered hereby will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania. Certain legal matters will be passed upon for the agent by Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, California.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness over financial reporting incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC with respect to the common stock offered by this prospectus supplement. This prospectus supplement, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. In addition, the SEC maintains a website at www.sec.gov where you can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

Any document that we file with the SEC is also available, free of charge, through the Investors section of our website, www.axon.com. Information contained on, or that can be accessed through, our website is neither part of, nor incorporated by reference into, this prospectus supplement or the accompanying prospectus. Therefore, you should not consider such information to be part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made on or after the date of this prospectus supplement and prior to the termination of the offering under this prospectus supplement and the accompanying base prospectus.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information-including any information and related exhibits which are furnished under Item 2.02 and Item 7.01 of Current Report on Form 8-K-that is deemed to have been furnished to, rather than filed with, the SEC.

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 27, 2024;
●	The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed with the SEC on March 29, 2024;
●	Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 7, 2024;
●	Current Reports on Form 8-K filed with the SEC on February 27, 2024 (excluding Item 2.02 and Exhibit 99.1), March 5, 2024, and May 13, 2024; and
●	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 7, 2001 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

Any statement made in this prospectus supplement will be deemed to be modified or superseded to the extent that any statement made in any subsequently filed document, which is incorporated by reference herein, modifies or supersedes such statement. Further, any statement made in a document so incorporated by reference also will be deemed to be modified or superseded to the extent that a subsequently filed document, which is incorporated by reference herein, modifies or supersedes such statement. Any statements, which are so modified or superseded, will not be deemed to be part of this prospectus supplement, except as so modified or superseded.

This prospectus supplement is part of a registration statement on Form S-3 filed with the SEC. This prospectus supplement does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about us.

If you write or call us, we will provide—without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered—a copy of (i) the documents incorporated by reference into this prospectus supplement but not delivered, and (ii) the exhibits, which we have specifically incorporated by reference into this prospectus supplement:

Axon Enterprise, Inc.

Attention: Corporate Secretary

17800 North 85th Street

Scottsdale, Arizona 85255

(480) 991-0797

As noted above, you may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.axon.com. Information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement or any accompanying base prospectus. This prospectus supplement is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you. You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying base prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement or those documents.

PROSPECTUS

Axon Enterprise, Inc.

Common Stock

Preferred Stock

Senior Debt Securities

Subordinated Debt Securities

Warrants

Units

Axon Enterprise, Inc. may from time to time issue, in one or more series or classes, common stock, preferred stock, senior debt securities, subordinated debt securities, warrants or units. We refer to our common stock, preferred stock, senior debt securities, subordinated debt securities, warrants and units collectively as the “securities” in this prospectus. Any of the securities described in this prospectus may be convertible or exchangeable into other securities we describe in this prospectus or will describe in a prospectus supplement and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus. This prospectus describes the general terms of these securities and the general manner in which we will offer these securities. We will provide the specific terms of the securities in the applicable prospectus supplement or free writing prospectus.

In addition, certain selling securityholders to be identified in a prospectus supplement may use this prospectus from time to time to offer shares of common stock.

You should read this prospectus and any prospectus supplement or free writing prospectus, including the information we have incorporated by reference herein and therein, together with the additional information described under the heading “Where You Can Find More Information,” carefully before you invest.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “AXON.”

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus beginning on page 1 and any applicable prospectus supplement or free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT OR FREE WRITING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE

The date of this prospectus is March 1, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using an automatic “shelf” registration process. Under this shelf registration process, we may from time to time offer any combination of the securities described in this prospectus in one or more offerings in an amount to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. We may also provide one or more free writing prospectuses containing material information relating to the applicable offering. Any of the securities described in this prospectus may be convertible or exchangeable into other securities we describe in this prospectus or will describe in a prospectus supplement and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement or free writing prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information contained, or incorporated by reference, in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute (1) an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement, or (2) an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context suggests otherwise, all references to “us,” “our,” “Axon” “we,” the “Company” and similar designations refer to Axon Enterprise, Inc. and, where appropriate, our subsidiaries.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully and evaluate all of the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement or free writing prospectus to this prospectus, including the risk factors incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and any other subsequently filed annual, quarterly or other reports that include “Risk Factors” and that are incorporated by reference herein, before purchasing any securities offered in connection with this prospectus. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. In addition, the trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement, as well as any other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, contain forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on current expectations at that time and projections about future events. Any or all of the forward-looking statements included in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference into this prospectus are not guarantees of future performance and may turn out to be inaccurate. This can occur as a result of assumptions or estimates that differ from actual results or as a consequence of known or unknown risks and uncertainties. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including but not limited to: our exposure to cancellations of government contracts due to appropriation clauses, exercise of a cancellation clause, or non-exercise of contractually optional periods; the ability of law enforcement agencies to obtain funding, including based on tax revenues; our ability to design, introduce and sell new products, services or features; our ability to defend against litigation and protect our intellectual property, and the resulting costs of this activity; our ability to win bids through the open bidding process for governmental agencies; our ability to manage our supply chain and avoid production delays, shortages and impacts to expected gross margins; the impacts of inflation, macroeconomic conditions and global events; the impact of catastrophic events or public health emergencies; the impact of stock-based compensation expense, impairment expense, and income tax expense on our financial results; customer purchase behavior, including adoption of our software as a service delivery model; negative media publicity or sentiment regarding our products; the impact of various factors on projected gross margins; defects in, or misuse of, our products; changes in the costs of product components and labor; loss of customer data, a breach of security, or an extended outage, including by our third party cloud-based storage providers; exposure to international operational risks; delayed cash collections and possible credit losses due to our subscription model; changes in government regulations in the United States and in foreign markets, especially related to the classification of our products by the United States Bureau of Alcohol, Tobacco, Firearms and Explosives; our ability to integrate acquired businesses; the impact of declines in the fair values or impairment of our investments, including our strategic investments; our ability to attract and retain key personnel; litigation or inquiries and related time and costs; and counter-party risks relating to cash balances held in excess of federally insured limits; factors described in any applicable prospectus supplement; and those factors discussed under the caption entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and any other documents we file with the SEC that are deemed incorporated by reference into this prospectus and any applicable prospectus supplement. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

Although we believe the expectations and projections reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Except as required by law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

THE COMPANY

Axon is a market-leading provider of law enforcement technology solutions with a mission to protect life in service of promoting peace, justice and strong institutions. In 2022, we announced our moonshot goal to cut gun-related deaths between police and the public in the United States in half by 2033.

Axon is building the public safety operating system of the future by integrating a suite of hardware devices and cloud software solutions that not only revolutionize modern policing but also cater to federal agencies, corrections, justice and enterprise-level security needs. Axon’s suite includes cloud-hosted digital evidence management, productivity and real-time operations software, body-worn cameras, in-car cameras, TASER energy devices, robotic security and training solutions.

Our hardware and software solutions advance our long-term strategic vision of (i) obsoleting the bullet, (ii) reducing social conflict, (iii) enabling a fair and effective justice system, and (iv) building for racial equity, diversity, and inclusion. Our products solve some of society's most challenging problems and our mission attracts top talent. We aim to invent and deliver public safety products that progressively make the right things easier and the wrong things harder every day.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of any securities offered under this prospectus for working capital and other general corporate purposes, which may include among other things, acquiring or investing in complementary companies, product lines, products, services or technologies.

We will not receive any proceeds from the sales of securities offered by any selling securityholders under this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus forms a part, and applicable law, including the Delaware General Corporation Law  (the “DGCL”).

General

As of February 23, 2024, our authorized capital stock consisted of 225,000,000 shares of two classes of stock: 200,000,000 shares of common stock, par value $.00001 per share, and 25,000,000 shares of preferred stock, par value $.00001 per share.

Common Stock

As of February 23, 2024, there were 75,302,832 shares of our common stock outstanding. Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights. Accordingly, holders of a majority of the voting shares are able to elect each class of directors. Subject to any preferences that may be applicable to any preferred stock outstanding at that time, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our dissolution, holders of our common stock will be entitled to share in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock at that time. Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock, including those set forth above, are subject to, and may be adversely affected by, the rights and preferences of the holders of shares of any series of our preferred stock that we may designate in the future.

Preferred Stock

Our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. There are no shares of preferred stock outstanding, and we have no present plans to issue any shares of preferred stock.

The terms of each series of preferred stock will be described in any prospectus supplement or free writing prospectus related to such series of preferred stock and will contain a discussion of material U.S. federal income tax considerations applicable to the preferred stock.

Anti-Takeover Provisions

The following paragraphs summarize certain provisions of our certificate of incorporation, our bylaws and the DGCL. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the DGCL and to our certificate of incorporation and bylaws. Copies of these documents are on file with the SEC and are exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” and “Incorporation By Reference.”

Our certificate of incorporation and bylaws contain certain provisions that could have the effect of delaying, deterring or preventing another party—whether friendly or hostile—from acquiring control over us. These provisions and certain provisions of Delaware law, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids.

Amendment of Certificate of Incorporation and Bylaws

The amendment or repeal of our certificate of incorporation requires approval of the holders of a majority of the voting power of the then-outstanding shares of capital stock entitled to vote thereon, (the “Voting Stock”), voting together as a single class. Further, unless otherwise specified, amendment or repeal of our bylaws requires the approval of not less than a majority of the Voting Stock, voting together as a single class.

Board Classification

Prior to the 2022 annual meeting of stockholders, our board of directors was divided into three classes, with one class to be elected each year by our stockholders and serving for three-year terms. As of and after the 2024 annual meeting of stockholders, all directors will be elected for one-year terms and will be up for election at each successive annual meeting.

Limits on Ability of Stockholders to Act by Written Consent

Our bylaws contain provisions that limit the ability of stockholders to act by written consent when the solicitation of stockholder action by written consent is not at the direction of our board of directors. These limitations do not apply to solicitations of stockholder action by written consent at the direction of our board of directors. These limitations, in general, concern the subject matter of the requested stockholder action, notice and ownership requirements applicable to stockholders seeking action by written consent, manner of solicitation, the timeliness and procedures for delivery of the written consents and the certification and effectiveness of such consents. The ownership requirements establish that, at a minimum, holders of record representing 20% of the outstanding shares of common stock of the Company are needed to request that a record date be fixed to take action by written consent when the solicitation is not at the direction of our board of directors. Further, when such solicitation is not at the direction of our board of directors, the subject matter of the requested action cannot concern an identical or substantially similar item of stockholder action that was presented at a meeting of stockholders held in the 12 months prior to the request for a record date or the election or removal of directors under certain conditions.

Limits on Ability of Stockholders to Call a Special Meeting

Our bylaws contain provisions that limit the ability of stockholders to call a special meeting. Unless otherwise specified by our certificate of incorporation or the DGCL, special meetings of the stockholders may only be called by the Chairman of the Board, Chief Executive Officer, the Secretary upon receipt by the Secretary of a valid request from the holder(s) of 25% or more of the Voting Stock, or the board of directors pursuant to a resolution adopted by a majority of the number of directors then in office. To be considered valid, any such request from the holder(s) of 25% or more of the voting power of the Voting Stock must meet certain requirements set forth in our bylaws.

Proxy Access

Our bylaws contain provisions that permit a stockholder, or a group of stockholders, owning continuously for at least three years a number of shares that represents at least three percent of our outstanding shares of common stock entitled to vote in the election of directors to nominate and include in the proxy materials for an annual meeting of stockholders director nominees constituting up to the greater of two individuals and 20% of the total number of directors in office as of the last day notice may be received under the bylaws, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in our bylaws.

Requirements for Advance Notification of Stockholder Business, Nominations and Proposals

Our bylaws establish advance notice procedures for any business proposed by stockholders, including nominations of persons to be elected as a director or other proposals to be adopted by the Company, to be considered at an annual meeting of stockholders. These bylaw provisions may have the effect of precluding the conduct of certain stockholder business at the annual meeting if proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company. Further, the approval of a majority of the Voting Stock, voting together as a single class, is necessary to amend these bylaw provisions.

No Cumulative Voting

Our certificate of incorporation does not permit cumulative voting in the election of directors. Cumulative voting allows a stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder may not be able to gain as many seats on our board of directors as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover.

Preferred Stock

In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

Removal of Directors and Vacancy in the Board of Directors

Our certificate of incorporation provides that a director may be removed from office before the expiration date of that director’s term of office, with or without cause, only by an affirmative vote of the holders of a majority of the Voting Stock, voting together as a single class. Any vacancy on our board of directors, including a vacancy resulting from any increase in the authorized number of directors, may be filled by no less than a majority vote of the remaining directors then in office, who are designated to represent the same class or classes of stockholders that the vacant position, when filled, is to represent.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

●	prior to the date of the transaction, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, calculated as provided under Section 203; or
●	at, or subsequent to, the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Exclusive Forum

Under our bylaws, unless we consent in writing to the selection of an alternative forum, the Chancery Court of the State of Delaware (or, if the Delaware Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or, if neither such court has jurisdiction, any other state court located within the State of Delaware) will be, to the fullest extent permitted by law, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or shareholders; (iii) any action asserting a claim against us or any of our directors, officers or employees arising pursuant to any provision of the DGCL or of our certificate of incorporation or our bylaws; or (iv) any action asserting a claim against us or any of our directors or officers governed by the internal affairs doctrine. In addition, our bylaws also provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any claim arising under the Securities Act. The exclusive forum provision in our bylaws does not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. The enforceability of similar choice of forum provisions in other companies’ charters and bylaws has been challenged in legal proceedings, and it is possible that, in connection with claims arising under federal securities laws or otherwise, a court could find the exclusive forum provision contained in our bylaws to be inapplicable or unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions. The address of the transfer agent and registrar is 51 Mercedes Way, Edgewood, NY 11717.

Listing

Our common stock is listed on The NASDAQ Global Select Market under the symbol “AXON.”

DESCRIPTION OF SENIOR DEBT SECURITIES

General

We may issue one or more series of senior debt securities pursuant to this prospectus. We may issue the senior debt securities under an indenture (the “Senior Indenture”), to be entered into in the future among us, and the trustee named in the Senior Indenture (“Senior Indenture Trustee”). The form of Senior Indenture is included as an exhibit to the registration statement of which this prospectus is a part.

Below is a description of certain general terms of the senior debt securities. The description is not complete and is subject to and qualified in its entirety by reference to the Senior Indenture. The particular terms of a series of senior debt securities will be described in a prospectus supplement or free writing prospectus and, if applicable, a pricing supplement. Capitalized terms used but not defined in this summary have the meanings specified in the Senior Indenture.

The senior debt securities will rank equally with all of our unsecured and unsubordinated debt. The Senior Indenture is subject to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Senior Indenture does not limit the amount of senior debt securities which we may issue, nor does it limit us or our subsidiaries from issuing any other unsecured debt. Such other unsecured debt may have different terms than the senior debt securities. Our previously issued and outstanding senior debt may have different terms from the senior debt securities (including different restrictive covenants and event of default provisions). The terms of the senior debt securities issued under this prospectus will only be as described in the Senior Indenture, this prospectus and any prospectus supplement.

Each prospectus supplement or free writing prospectus, together with a pricing supplement, if applicable, will describe the terms relating to a series of senior debt securities, which may include:

●	the title;
●	any limit on the amount that may be issued (unless expressly provided in the applicable prospectus supplement, free writing prospectus or pricing supplement, a series of our senior debt securities may be re-opened from time to time for the issuance of additional senior debt securities of that series, subject to the terms and conditions set forth in or established pursuant to the Senior Indenture);
●	the price at which that series of senior debt securities will be issued, which may be at a discount or a premium;
●	whether or not that series of senior debt securities will be issued in global form and, if applicable, who the depositary will be;
●	the maturity date(s) or the method of determining the maturity date(s);
●	the person to whom any interest will be payable on any senior debt security, if other than the person in whose name that security is registered at the close of business on the regular record date;
●	the interest rate(s), if any (which may be fixed or variable), or the method for determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record date(s) for interest payment date(s);
●	the place(s) where payments shall be payable, senior debt securities may be surrendered for registration of transfer, securities may be surrendered for exchange, and notices and demands to or upon us may be served;
●	the period(s) within which, and the price(s) at which, that series of senior debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and other related terms and conditions;
●	any mandatory or optional sinking fund provisions or any provisions for remarketing that series of senior debt securities and other related terms and provisions;
●	the denominations in which that series of senior debt securities will be issued, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;
●	the currency or currencies, including composite currencies or currency units, in which that series of senior debt securities may be denominated or in which payment of the principal of and interest, if any, on that series of senior debt securities shall be payable, if other than the currency of the United States of America, and, if so, whether that series of senior debt securities may be satisfied and discharged other than as provided in Article Four of the Senior Indenture;
●	if the amounts of payments of principal of and any interest on, that series of senior debt securities are to be determined by reference to an index, formula or other method, or based on a coin or currency other than that in which that series of senior debt securities are stated to be payable, the manner in which such amounts shall be determined and the calculation agent, if any, with respect thereto;
●	if other than the principal amount thereof, the portion of the principal amount of that series of senior debt securities that will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default;
●	whether we will pay additional amounts on any of the senior debt securities and coupons, if any, of the series to any non-United States holder in respect of any tax, assessment or governmental charge withheld or deducted, and under what circumstances and with what procedures we will pay such additional amounts;
●	if other than as defined in the Senior Indenture, the meaning of “Business Day” when used with respect to that series of senior debt securities;
●	if that series of senior debt securities may be issued or delivered (whether upon original issuance or upon exchange of a temporary security of such series or otherwise), or any installment of principal or interest is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in the Senior Indenture, the forms and terms of those certificates, documents or conditions;
●	any addition to, or modification or deletion of, any event of default, covenant or other term or provision specified in the Senior Indenture with respect to that series of senior debt securities; and
●	any other terms, which other terms may (subject, in the case of an existing outstanding series of senior debt securities, to the provisions of the Senior Indenture described below under “—Modification of Senior Indenture; Waiver”) amend, supplement or replace any of the terms of the Senior Indenture insofar as it concerns the senior debt securities of that series.

Each prospectus supplement, free writing prospectus or pricing supplement, as applicable, may describe certain United States federal income tax considerations applicable to the purchase, holding and disposition of the senior debt securities that the prospectus supplement, free writing prospectus or pricing supplement covers, as applicable.

Consolidation, Merger or Sale

The Senior Indenture does not permit us to consolidate with, merge into or convey, transfer or lease our properties and assets substantially as an entirety to any Business Entity unless the following conditions are met:

●	the Business Entity formed by such consolidation or into which we are merged or the Business Entity that acquires by conveyance or transfer, or which leases, our properties and assets substantially as an entirety shall be a Business Entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, all of our obligations under the Senior Indenture and the senior debt securities; and
●	immediately after giving effect to such transaction, no event of default, or event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing.

If the conditions described above are satisfied with respect to the senior debt securities, we will not need to obtain the approval of the holders in order to engage in such a consolidation, merger, conveyance, transfer or lease. Also, these conditions will apply only if we wish to consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity and any transaction that involves a change of control of Axon but in which we do not consolidate with or merge into another entity, as well as any transaction in which we convey, transfer or lease our properties and assets other than substantially as an entirety to a Business Entity.

Reports

The Senior Indenture provides that we will file with the Senior Indenture Trustee, within 15 days after we have filed the same with the United States Securities and Exchange Commission (the “Commission”), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which we may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; provided that we will be deemed to have filed copies of any such annual reports, documents or other reports with the Senior Indenture Trustee to the extent that such annual reports, documents or other reports are filed with the Commission via EDGAR (or any successor electronic delivery procedure).

Events of Default and Remedies Under the Senior Indenture

The following are events of default under the Senior Indenture with respect to each series of senior debt securities:

●	failure to pay any installment of interest upon any senior debt securities of such series when it becomes due and payable, and continuance of such failure to pay for a period of 30 days;
●	failure to pay the principal of any senior debt securities of such series when due;
●	failure to perform or breach of any other covenant or warranty contained in the senior debt securities or the Senior Indenture (other than a covenant or warranty specifically benefiting only another series of senior debt securities), and the continuance of such failure or breach for a period of 90 days after we receive notice of such failure or breach from the Senior Indenture Trustee or holders of at least 25% in principal amount of the outstanding senior debt securities of that series;
●	certain events of bankruptcy, insolvency or reorganization relating to us; and
●	any other event of default specified in the prospectus supplement, free writing prospectus or pricing supplement, if any, relating to that series of senior debt securities.

If an event of default with respect to senior debt securities of any series occurs and is continuing, the Senior Indenture Trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series, by notice in writing to us (and to the Senior Indenture Trustee if notice is given by such holders), may declare the principal of (or if such senior debt securities are Original Issue Discount Securities, the portion of the principal amount specified in the applicable prospectus supplement, free writing prospectus or pricing supplement, if any), and accrued interest, if any, on the senior debt securities of such series to be due and payable immediately. At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained, holders of a majority in principal amount of the outstanding senior debt securities of that series, by written notice to us and the Senior Indenture Trustee, may rescind and annul such declaration and its consequences if:

●	we have paid or deposited with the Senior Indenture Trustee a sum sufficient to pay all overdue installments of interest on the senior debt securities of that series, the principal of any senior debt securities of that series which has become due otherwise than by such declaration of acceleration and interest thereon, to the extent payment of such interest is lawful, interest on overdue installments of interest, all sums paid or advanced by the Senior Indenture Trustee, the reasonable compensation, expenses, disbursements and advances of the Senior Indenture Trustee, its agents and counsel and any other amount due to the Senior Indenture Trustee under the Senior Indenture, and
●	all events of default with respect to outstanding senior debt securities of that series, other than the non-payment of the principal of and interest on such senior debt securities which became due solely by such declaration of acceleration, have been cured or waived in accordance with the terms of the Senior Indenture.

The holders of a majority in principal amount of the outstanding senior debt securities of any series may waive any past default with respect to that series and its consequences, except defaults regarding:

●	payment of principal or interest; or
●	covenants that cannot be modified or amended without the consent of each holder of an outstanding senior debt security affected thereby (as described under “-Modification of Senior Indenture; Waiver” below).

Any waiver shall cure such default and the corresponding event of default.

Subject to the terms of the Senior Indenture, the Senior Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Senior Indenture at the request or direction of any of the holders of the applicable series of senior debt securities, unless the holders have offered the Senior Indenture Trustee reasonable security or indemnity against costs, expenses and liabilities to be incurred in compliance with such request. The holders of a majority in principal amount of the outstanding senior debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Indenture Trustee, or exercising any trust or power conferred on the Senior Indenture Trustee, with respect to the senior debt securities of that series; provided that:

●	the direction given to the Senior Indenture Trustee is not in conflict with any law or the Senior Indenture;
●	the Senior Indenture Trustee may take any other action deemed proper by it which is not inconsistent with that direction; and
●	the Senior Indenture Trustee has not determined that the action would be unjustly prejudicial to the holders not involved in the proceeding.

A holder of the senior debt securities of any series will have the right to institute a proceeding under the Senior Indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the Senior Indenture Trustee of a continuing event of default with respect to that series;
●	the holders of at least 25% in principal amount of the outstanding senior debt securities of that series have made written request, and have offered reasonable indemnity, to the Senior Indenture Trustee to institute the proceedings as trustee; and
●	the Senior Indenture Trustee does not institute the proceeding, and does not receive from the holders of a majority in principal amount of the outstanding senior debt securities of that series other conflicting directions, within 60 days after the notice, request and offer of indemnity.

The Senior Indenture provides that no holder or group of holders of senior debt securities will have any right to affect, disturb or prejudice the rights of other holders, obtain or seek priority or preference over another holder or enforce its rights under the Senior Indenture except as provided in the Senior Indenture for the equal and ratable benefit of all holders.

These limitations on instituting proceedings do not apply to a suit instituted by a holder of senior debt securities to enforce the payment of the principal of or interest on the senior debt securities.

We will periodically deliver statements to the Senior Indenture Trustee regarding the existence or absence of defaults under the Senior Indenture.

Modification of Senior Indenture; Waiver

We and the Senior Indenture Trustee may amend or supplement the Senior Indenture without the consent of any holders to, among other things:

●	evidence the succession of another Business Entity to us and the assumption by such successor of our covenants, agreements and obligations in the Senior Indenture and the senior debt securities;
●	add to our covenants, agreements and obligations for the benefit of the holders of all senior debt securities or any series thereof, or to surrender any right or power the Senior Indenture confers upon us;
●	add to or change any of the provisions of the Senior Indenture to permit the issuance of senior debt securities in uncertificated form;
●	establish the form and terms of the senior debt securities of any series and (unless prohibited by the terms of the senior debt securities of any series pursuant to the Senior Indenture) to provide for the re-opening of a series of senior debt securities and for the issuance of additional senior debt securities of such series;
●	evidence and provide for the acceptance of appointment under the Senior Indenture of a successor Senior Indenture Trustee with respect to the senior debt securities of one or more series;
●	cure any ambiguity or correct or supplement any provision in the Senior Indenture that may be inconsistent with any other provision in the Senior Indenture or make other provisions with respect to matters or questions arising under the Senior Indenture;
●	add to, change or eliminate any provisions of the Senior Indenture (which addition, change or elimination may apply to one or more series of senior debt securities), provided, that the addition, change or elimination neither (a) applies to any senior debt securities of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of the provision nor (b) modifies the rights of holders of those senior debt securities with respect to those modified provisions;
●	add to or change or eliminate any provision of the Senior Indenture as shall be necessary to comply with any amendments to the Trust Indenture Act or to otherwise maintain qualification of the Senior Indenture under the Trust Indenture Act or to comply with the rules of any applicable depositary;
●	to conform the text of the Senior Indenture or the senior debt securities to any provision of the section “Description of Notes” (or equivalent title) in the offering memorandum or prospectus relating to the initial offering of such senior debt securities;
●	secure the senior debt securities; or
●	change anything else that does not adversely affect the interests of any holder of senior debt securities in any material respect.

In addition, under the Senior Indenture, the rights of holders of any series of senior debt securities may be changed by us and the Senior Indenture Trustee with the written consent of (i) the holders of not less than a majority in principal amount of all outstanding debt securities issued under the Senior Indenture voting as a single class or (ii) if fewer than all of the series of outstanding debt securities issued under the Senior Indenture are affected by such addition, change, elimination or modification, the holders of not less than a majority in principal amount of the outstanding securities of all series so affected by such supplemental indenture voting as a single class (including, for the avoidance of doubt, consents obtained in connection with a purchase of, or tender offer or exchange for, such debt securities), to execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Senior Indenture with respect to such applicable series of debt securities or modify in any manner the rights of the holders of such applicable series of debt securities under the Senior Indenture.

However, no change may be made without the consent of each holder of an outstanding senior debt security affected thereby if such change would, among other things:

●	change the stated maturity of principal of, or any installment of principal or interest on, any such senior debt security;
●	reduce the principal amount of, or the rate of interest on, or any premium payable on, any such senior debt security;
●	change the place where, or currency in which, any principal of or interest on any such senior debt security is payable;
●	impair the right of the holders to institute suit for the enforcement of any payment of any such senior debt security on or after the stated maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of any senior debt security that is subject to repurchase or redemption by us at the option of the holders, on or after the date fixed for such repurchase or redemption);
●	reduce the percentage in principal amount of outstanding senior debt securities of any series the holders of which are required to consent to any such change, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Senior Indenture or certain defaults thereunder and their consequences with respect to the senior debt securities of such series provided for in the Senior Indenture; and
●	modify any of the foregoing requirements or the provisions regarding waivers of any covenant or past default other than to increase the percentage of holders required for consent or waiver or add consent requirements for modification or waiver of other provisions.

Certain Definitions

“Business Entity” means a corporation, association, business trust, partnership, limited liability company or other business entity.

“Capital Stock” means (a) in the case of a corporation, common stock, preferred stock and any other capital stock, (b) in the case of a partnership, partnership interests (whether general or limited), (c) in the case of a limited liability company, limited liability company interests, and (d) in the case of any other Business Entity, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, such Business Entity, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Original Issue Discount Security” means any senior debt security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to the Senior Indenture.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Redemption Date” when used with respect to any senior debt securities to be redeemed means the date fixed for such redemption by or pursuant to the Senior Indenture.

“subsidiary” means a Business Entity more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by us or by one or more of our other subsidiaries, or by us and one or more of our other subsidiaries.

“Voting Stock” means, with respect to any Business Entity, any class or series of Capital Stock of such Business Entity the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of, or to appoint or to approve the appointment of, the directors, trustees or managing members of, or other persons holding similar positions with, such Business Entity.

Form, Exchange and Transfer

The senior debt securities of each series will be issued as registered securities. Unless otherwise specified in the applicable prospectus supplement, free writing prospectus or the pricing supplement, if any, senior debt securities will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the terms of the Senior Indenture and the limitations applicable to global securities described in the applicable prospectus supplement, free writing prospectus or the pricing supplement, if any, senior debt securities will be exchangeable for other senior debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the Senior Indenture and the limitations applicable to global senior debt securities set forth in the applicable prospectus supplement, free writing prospectus or pricing supplement, if any, senior debt securities issued may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer duly executed) at the office of the registrar or at the office of any transfer agent we designate for that purpose. Unless otherwise provided in the senior debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. Any transfer agent (in addition to the registrar) initially designated by us for any senior debt securities will be named in the applicable prospectus supplement, free writing prospectus or pricing supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the senior debt securities of each series.

If the senior debt securities of any series are to be redeemed, we will not be required to:

●	issue, register the transfer of, or exchange any senior debt securities of, that series during a period beginning at the opening of business 15 days before any selection of senior debt securities for redemption and ending on the day of mailing or sending of the relevant notice of redemption; or
●	register the transfer of or exchange any senior debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any senior debt security being redeemed in part.

Global Senior Debt Securities

The senior debt securities of each series may be issued in whole or in part in global form. A senior debt security in global form will be deposited with, or on behalf of, a depositary, which will be named in an applicable prospectus supplement, free writing prospectus or pricing supplement, if any. A global senior debt security shall be issued in registered form and in either temporary or definitive form. A global senior debt security may not be transferred, except as a whole, among the depositary for that senior debt security and its nominees and their respective successors. If any senior debt securities of a series are issuable as global senior debt securities, the applicable prospectus supplement, free writing prospectus or pricing supplement, if any, will describe any circumstances when beneficial owners of interests in that global senior debt security may exchange their interests for definitive senior debt securities of like series and tenor and principal amount in any authorized form and denomination.

Discharge

Unless otherwise indicated in an applicable prospectus supplement, free writing prospectus or pricing supplement, if any, we may terminate at any time our obligations under the Senior Indenture with respect to any series of senior debt securities (other than certain limited obligations, such as the obligation to transfer and exchange senior debt securities of that series) by (1)(a) delivering all of the outstanding senior debt securities of that series to the Senior Indenture Trustee to be cancelled or (b) depositing with the Senior Indenture Trustee in trust funds or non-callable United States government or government-guaranteed obligations sufficient without reinvestment to pay all remaining principal and interest on the series of senior debt securities and (2) complying with certain other provisions of the Senior Indenture.

If we elect to discharge our obligations by depositing cash or United States government or government guaranteed obligations as described above, under present law such discharge is likely to be treated for United States federal income tax purposes as a redemption of the senior debt securities of that series prior to maturity in exchange for the property deposited in trust. In that event, each holder would generally recognize, at the time of discharge, gain or loss for United States federal income tax purposes measured by the difference between (1) the sum of (a) the amount of any cash and (b) the fair market value of any property deposited in trust deemed received by such holder (unless attributable to accrued interest) and (2) such holder’s tax basis in the senior debt securities deemed surrendered. After the discharge, each such holder would likely be treated as if it held an undivided interest in the cash (or investments made therewith) and the property held in trust (or investments made with interest received therefrom). Each such holder would generally be subject to tax liability in respect of interest income and original issue discount, if applicable, thereon and would recognize any gain or loss upon any disposition, including redemption, of the assets held in trust. Although tax might be owed, the holder of a discharged senior debt security would not receive cash (except for current payments of interest on that senior debt security) until the maturity or earlier redemption (or, if applicable, repurchase by us at the option of the holder) of that senior debt security. United States federal income tax treatment of this nature could affect the purchase price that a holder would receive upon the sale of the senior debt securities. You are urged to consult with your tax advisor regarding the tax consequences of the discharge of our obligations.

Information Concerning the Senior Indenture Trustee

The Senior Indenture Trustee, other than during the occurrence and continuance of an event of default under the Senior Indenture, undertakes to perform only those duties as are specifically set forth in the Senior Indenture and, upon an event of default under the Senior Indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Senior Indenture Trustee is under no obligation to exercise any of the rights or powers given it by the Senior Indenture at the request or direction of any holder of senior debt securities unless the Senior Indenture Trustee is offered reasonable security or indemnity by that holder against the costs, expenses and liabilities that it might incur. The Senior Indenture Trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

Payment and Payment Agents

The person in whose name a senior debt security is registered will be treated as the owner of such security for the purpose of receiving payment of principal and, unless otherwise indicated in an applicable prospectus supplement, free writing prospectus or pricing supplement, if any, interest on such senior debt security and for all other purposes.

Unless otherwise indicated in the applicable prospectus supplement, free writing prospectus or pricing supplement, if any, payment of interest on any senior debt securities on any interest payment date will be made to the person in whose name those senior debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for the interest, except as otherwise provided by the procedures of the depositary. Unless otherwise indicated in the applicable prospectus supplement, free writing prospectus or pricing supplement, if any, principal and interest on the senior debt securities of a particular series will be payable at the office of the paying agents that we designate, except that payments of interest may, at our option, be made by wire transfer or check mailed to the address of the person entitled thereto.

We will be required to maintain a paying agent in each place of payment for the senior debt securities of a particular series. Unless otherwise indicated in the applicable prospectus supplement, free writing prospectus or pricing supplement, if any, the corporate trust office or agency of the Senior Indenture Trustee in The City of New York will be designated as the paying agent for payments with respect to senior debt securities.

All moneys that we pay to a paying agent or the Senior Indenture Trustee for the payment of the principal or interest, if any, on any senior debt securities which remain unclaimed at the end of two years after that principal or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Unless otherwise indicated in an applicable prospectus supplement, free writing prospectus or pricing supplement, if any, interest shall be computed, for fixed rate securities, on the basis of a 360-day year comprised of twelve 30-day months, and, for variable rate securities, on the basis of the actual number of days in the interest period divided by 360.

Governing Law

The Senior Indenture and senior debt securities are governed by and construed in accordance with the law of the State of New York (without regard to conflicts of laws principles thereof).

DESCRIPTION OF SUBORDINATED DEBT SECURITIES

General

We may issue one or more series of subordinated debt securities pursuant to this prospectus. We may issue the subordinated debt securities under an indenture (the “Subordinated Indenture”), to be entered into in the future among us and the trustee named in the Subordinated Indenture (“Subordinated Indenture Trustee”). The form of Subordinated Indenture is included as an exhibit to the registration statement of which this prospectus is a part.

Below is a description of certain general terms of the subordinated debt securities. The description is not complete and is subject to and qualified in its entirety by reference to the Subordinated Indenture. The particular terms of a series of subordinated debt securities will be described in a prospectus supplement or free writing prospectus and, if applicable, a pricing supplement. Capitalized terms used but not defined in this summary have the meanings specified in the Subordinated Indenture.

The subordinated debt securities will be unsecured and will be subordinated and junior in priority of payment to our Senior Indebtedness (as defined below). The Subordinated Indenture is subject to the Trust Indenture Act. The Subordinated Indenture does not limit the amount of Senior Indebtedness or subordinated debt securities which we may issue, nor does it limit us or our subsidiaries from issuing any debt.

Each prospectus supplement or free writing prospectus, together with a pricing supplement, if applicable, will describe the terms relating to a series of subordinated debt securities, which may include:

●	the title;

●	any limit on the amount that may be issued (unless expressly provided in the applicable prospectus supplement, free writing prospectus or pricing supplement, a series of our subordinated debt securities may be re-opened from time to time for the issuance of additional subordinated debt securities of that series, subject to any terms and conditions set forth in or established pursuant to the Subordinated Indenture);
●	the price at which that series of subordinated debt securities will be issued, which may be at a discount or a premium;
●	whether or not that series of subordinated debt securities will be issued in global form, and, if applicable, who the depositary will be;
●	the maturity date(s) or the method of determining the maturity date(s);
●	the person to whom any interest will be payable on any subordinated debt security, if other than the person in whose name that security is registered at the close of business on the regular record date;
●	the interest rate(s), if any (which may be fixed or variable), or the method for determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record date(s) for interest payment date(s);
●	the place(s) where payments shall be payable, subordinated debt securities may be surrendered for registration of transfer, securities may be surrendered for exchange, and notices and demands to or upon us may be served;
●	the period(s) within which, and the price(s) at which, that series of subordinated debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and other related terms and conditions;
●	any mandatory or optional sinking fund provisions or any provisions for remarketing that series of subordinated debt securities and other related terms and provisions;
●	the denominations in which that series of subordinated debt securities will be issued, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;
●	the currency or currencies, including composite currencies or currency units, in which that series of subordinated debt securities may be denominated or in which payment of the principal of and interest, if any, on that series of subordinated debt securities shall be payable, if other than the currency of the United States of America, and, if so, whether that series of subordinated debt securities may be satisfied and discharged other than as provided in Article Four of the Subordinated Indenture;
●	if the amounts of payments of principal of and any interest on that series of subordinated debt securities are to be determined by reference to an index, formula or other method, or based on a coin or currency other than that in which that series of subordinated debt securities are stated to be payable, the manner in which such amounts shall be determined and the calculation agent, if any, with respect thereto;
●	if other than the principal amount thereof, the portion of the principal amount of that series of subordinated debt securities that will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default;
●	whether we will pay additional amounts on any of the subordinated debt securities and coupons, if any, of the series to any non-United States holder in respect of any tax, assessment or governmental charge withheld or deducted, and under what circumstances and with what procedures we will pay such additional amounts;
●	if other than as defined in the Subordinated Indenture, the meaning of “Business Day” when used with respect to that series of subordinated debt securities;
●	if that series of subordinated debt securities may be issued or delivered (whether upon original issuance or upon exchange of a temporary security of such series or otherwise), or any installment of principal or interest is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in the Subordinated Indenture, the forms and terms of those certificates, documents or conditions;
●	the right, if any, to extend the interest payment periods and the duration of the extensions;
●	the terms pursuant to which any series of subordinated debt securities will be subordinate to any of our debt, if different from those described under “—Subordination” below;
●	any addition to, or modification or deletion of, any event of default, covenant or other term or provision specified in the Subordinated Indenture with respect to that series of subordinated debt securities; and
●	any other terms, which other terms may, subject, in the case of an existing outstanding series of subordinated debt securities, to the provisions of the Subordinated Indenture described below under “—Modification of Subordinated Indenture; Waiver,” amend, supplement or replace any of the terms of the Subordinated Indenture insofar as it concerns the subordinated debt securities of that series.

Each prospectus supplement, free writing prospectus or pricing supplement, as applicable, may describe certain United States federal income tax considerations applicable to the purchase, holding and disposition of the subordinated debt securities that the prospectus supplement, free writing prospectus or pricing supplement covers, as applicable.

Subordination

The payment of the principal of, and premium, if any, and interest on, and any other amounts payable with respect to the subordinated debt securities will be subordinated, to the extent and in the manner set forth in the Subordinated Indenture, in right of payment to the prior payment in full of all Senior Indebtedness, whether such Subordinated Indebtedness is outstanding at the time such subordinated debt securities are issued or incurred thereafter. The Subordinated Indenture does not limit or prohibit us from incurring Senior Indebtedness. Holders of subordinated debt securities should also recognize that contractual provisions in the Subordinated Indenture may prohibit us from making payments on the subordinated debt securities under specified circumstances.

“Senior Indebtedness” means the principal of, premium, if any, and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any Federal bankruptcy law or any other applicable Federal or State law, but only to the extent allowed or permitted to the holder of such Indebtedness of the Company against the bankruptcy or any other insolvency estate of the Company in such proceeding) and other amounts due on or in connection with any Indebtedness of the Company incurred, assumed or guaranteed by the Company, whether outstanding on the date of the Subordinated Indenture or thereafter incurred, assumed or guaranteed and all renewals, extensions and refundings of any such Indebtedness of the Company; provided, however, that the following will not constitute Senior Indebtedness:

(a)

any of our Indebtedness as to which, in the instrument creating the same or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such Indebtedness shall be subordinated to or pari passu with the subordinated debt securities;

(b)	Indebtedness of the Company in respect of the subordinated debt securities;
(c)	any of our Indebtedness constituting trade accounts payable arising in the ordinary course of business;
(d)

any of our Indebtedness initially issued to any Capital Trust (as defined below) in connection with an issuance by such Capital Trust of preferred securities or other securities similar to preferred securities; and

(e)	any of our Indebtedness owed to any of our subsidiaries.

“Indebtedness,” as applied to a person, means, as of the date on which Indebtedness is to be determined and without duplication (i) all obligations represented by notes, bonds, debentures or similar evidences of indebtedness; (ii) all indebtedness for borrowed money or for the deferred purchase price of property or services other than, in the case of any such deferred purchase price, on normal trade terms; (iii) all rental obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; and (iv) all Indebtedness of others for the payment of which such person is responsible or liable as obligor or guarantor.

“Capital Trust” means any Delaware business trust, or any other similar trust, or any partnership or other entity affiliated with us created for the purpose of issuing securities in connection with the issuance of subordinated debt securities under the Subordinated Indenture.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due (subject to any applicable grace period). This means that the Subordinated Trustee and the holders of subordinated debt securities of that series can take action against us, but they will not receive any money until the claims of the holders of Senior Indebtedness have been fully satisfied.

Payment Over of Proceeds Upon Dissolution, Etc. The Subordinated Indenture provides that, upon any distribution of our assets in the event of:

●	any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or our creditors, as such, or to our assets, or
●	our liquidation, dissolution or other winding up, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or
●	any assignment for the benefit of our creditors or any other marshalling of our assets and liabilities,

then and in such event:

(a)

the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash, before the holders of the subordinated debt securities of any series are entitled to receive any payment on account of the principal amount, interest or any such other amounts as may be payable under the Subordinated Indenture, if any, in respect of the subordinated debt securities of such series; and

(b)

any payment or distribution of our assets of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the holders of the subordinated debt securities or the Subordinated Indenture Trustee would be entitled but for the subordination provisions of the Subordinated Indenture, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the securities of such series, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and premium, if any, and interest on the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

In the event that, notwithstanding the provisions described in the preceding paragraph, the Subordinated Indenture Trustee or the holder of any subordinated debt security of any series receives any payment or distribution of our assets of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the securities of such series, before all Senior Indebtedness is paid in full or payment thereof provided for, and if such fact has been made known to the Subordinated Indenture Trustee as provided in the Subordinated Indenture, or, as the case may be, such holder of subordinated debt securities, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of our assets for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

By reason of such subordination, in the event of any distribution of our assets in connection with any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings relating to us, or our liquidation, dissolution or winding up, or any assignment for the benefit of our creditors or other marshalling of our assets and liabilities:

●	holders of Senior Indebtedness will be entitled to be paid in full before payments may be made on the subordinated debt securities and the holders of subordinated debt securities will be required to pay over their share of such distribution, to the extent made in respect of such subordinated debt securities, to the holders of Senior Indebtedness until such Senior Indebtedness is paid in full; and
●	our creditors who are neither holders of subordinated debt securities nor holders of Senior Indebtedness may recover more, ratably, than the holders of the subordinated debt securities.

Furthermore, such subordination may result in a reduction or elimination of payments to the holders of subordinated debt securities.

Our consolidation with, or our merger into, another corporation or our liquidation or dissolution following the conveyance or transfer of our properties and assets substantially as an entirety to another person upon the terms and conditions described below under “—Consolidation, Merger or Sale,” will not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of our assets and liabilities for the purposes of the subordination provisions of the Subordinated Indenture if the person formed by such consolidation or into which we are merged or the person which acquires by conveyance or transfer our properties and assets substantially as an entirety, as the case may be, will, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions described under “—Consolidation, Merger or Sale.”

Prior Payment to Senior Indebtedness upon Acceleration of Subordinated Debt Securities. In the event that any subordinated debt securities of any series are declared due and payable before their stated maturity, the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior

Indebtedness or provision will be made for such payment in cash, before the holders of the subordinated debt securities of such series are entitled to receive any payment from us on account of the principal, premium, interest or any other amounts that may be payable in respect of the subordinated debt securities of such series or on account of the purchase or other acquisition of subordinated debt securities of such series. In the event that we make any payment to the Subordinated Indenture Trustee or the holder of any subordinated debt securities of any series that is prohibited by the provisions described in the immediately preceding sentence, then such payment generally must be paid over and delivered to us by the person holding such payment for the benefit of the holders of Senior Indebtedness. The provisions described in this paragraph do not apply to any payment with respect to which the provisions described above under the caption “—Payment Over of Proceeds Upon Dissolution, Etc.” would be applicable.

Default in Senior Indebtedness. In the event and during the continuation of any default by us in the payment of principal, premium, if any, interest or any other payment due on any of our Senior Indebtedness beyond any applicable grace period with respect thereto, or in the event that the maturity of any of our Senior Indebtedness has been accelerated because of a default, then, in any such case, no payment will be made by us with respect to the principal, premium, or interest or any other amounts that may be payable on the subordinated debt securities until such default is cured or waived or ceases to exist or any such acceleration or demand for payment has been rescinded.

Other. We are required to give prompt written notice to the Subordinated Indenture Trustee of any fact known to us which would prohibit the making of any payment in respect of the subordinated debt securities of any series.

If this prospectus is being delivered in connection with the offering of subordinated debt securities, the accompanying prospectus supplement, free writing prospectus or pricing supplement or information incorporated by reference herein will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date.

Consolidation, Merger or Sale

The Subordinated Indenture generally permits us to consolidate with, merge into or convey, transfer or lease our properties and assets substantially as an entirety, to any person, so long as, immediately after giving effect to such transaction, no event of default under the Subordinated Indenture or event which, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing. However, any successor or acquiror of such assets must assume all of our obligations under the Subordinated Indenture and the subordinated debt securities and be organized and existing under the laws of the United States of America, any state thereof or the District of Columbia.

Events of Default Under the Subordinated Indenture

The following are events of default under the Subordinated Indenture with respect to each series of subordinated debt securities:

●	default in the payment of any installment of interest upon any subordinated debt security of such series when it becomes due and payable, and continuance of such default for a period of 30 days; or
●	default in the payment of the principal of any subordinated debt security of such series when due; or
●	default in the performance, or breach, of any covenant or warranty of the Company in the Subordinated Indenture (other than a covenant or warranty a default in whose performance or whose breach is specifically dealt with or which has been expressly included in the Subordinated Indenture solely for the benefit of a series of subordinated debt securities other than such series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding subordinated debt securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
●	the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under Federal bankruptcy law or any other applicable Federal or State law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or
●	the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under Federal bankruptcy law or any other applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or
●	any other event designated as an event of default in the prospectus supplement, free writing prospectus or pricing supplement, if any, with respect to subordinated debt securities of that series.

If an event of default with respect to subordinated debt securities of any series occurs and is continuing, the Subordinated Indenture Trustee or the holders of not less than 25% in principal amount of the outstanding subordinated debt securities of that series, by notice in writing to us (and to the Subordinated Indenture Trustee if notice is given by such holders), may declare the principal of (or if such subordinated debt securities are discount securities, the portion of the principal amount specified in the applicable prospectus supplement, free writing prospectus or pricing supplement, if any), and accrued interest, if any, due and payable immediately. At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained holders of a majority in principal amount of the outstanding subordinated debt securities of that series, by written notice to us and the Subordinated Indenture Trustee, may rescind and annul such declaration and its consequences if:

●	we have paid or deposited with the Subordinated Indenture Trustee a sum sufficient to pay all overdue installments of interest on the subordinated debt securities of that series, the principal of any subordinated debt securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon, to the extent payment of such interest is lawful, interest on overdue installments of interest, all sums paid or advanced by the Subordinated Indenture Trustee, the reasonable compensation, expenses, disbursements and advances of the Subordinated Indenture Trustee, its agents and counsel and any other amount due to the Subordinated Indenture Trustee under the Subordinated Indenture, and
●	all events of default with respect to outstanding subordinated debt securities of that series, other than the non-payment of the principal of and interest on such subordinated debt securities which became due solely by such declaration of acceleration, have been cured or waived in accordance with the terms of the Subordinated Indenture.

The holders of a majority in principal amount of the outstanding subordinated debt securities of any series may waive any past default with respect to that series and its consequences, except defaults regarding:

●	payment of principal or interest; or
●	covenants that cannot be modified or amended without the consent of the holder of each outstanding subordinated debt security of such series affected (as described under “—Modification of Subordinated Indenture; Waiver” below).

Any waiver shall cure such default and the corresponding event of default.

Subject to the terms of the Subordinated Indenture, the Subordinated Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request or direction of any of the holders of the applicable series of subordinated debt securities, unless the holders have offered the Subordinated Indenture Trustee reasonable security or indemnity against costs, expenses and liabilities to be incurred in compliance with such request. The holders of a majority in principal amount of the outstanding subordinated debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Indenture Trustee, or exercising any trust or power conferred on the Subordinated Indenture Trustee, with respect to the subordinated debt securities of that series, provided that:

●	the direction given to the Subordinated Indenture Trustee is not in conflict with any law or the Subordinated Indenture;
●	the Subordinated Indenture Trustee may take any other action deemed proper by it which is not inconsistent with that direction; and
●	the Subordinated Indenture Trustee has not determined that the action would be unjustly prejudicial to the holders not involved in the proceeding.

A holder of the subordinated debt securities of any series will have the right to institute a proceeding under the Subordinated Indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the Subordinated Indenture Trustee of a continuing event of default with respect to the subordinated debt securities of that series;

●	the holders of not less than 25% in principal amount of the outstanding subordinated debt securities of that series have made written request, and have offered reasonable indemnity, to the Subordinated Indenture Trustee to institute the proceedings as trustee; and
●	the Subordinated Indenture Trustee does not institute the proceeding, and does not receive from the holders of a majority in principal amount of the outstanding subordinated debt securities of that series other conflicting directions, within 60 days after the notice, request and offer of indemnity.

The Subordinated Indenture provides that no holder or group of holders of subordinated debt securities will have any right to affect, disturb or prejudice the rights of other holders, obtain or seek priority or preference over another holder or enforce its rights under the Subordinated Indenture except as provided in the Subordinated Indenture for the equal and ratable benefit of all holders.

These limitations on instituting proceedings do not apply to a suit instituted by a holder of subordinated debt securities to enforce the payment of the principal of or interest on the subordinated debt securities.

We will periodically file statements with the Subordinated Indenture Trustee regarding our compliance with the conditions and covenants in the Subordinated Indenture.

Modification of Subordinated Indenture; Waiver

We and the Subordinated Indenture Trustee may amend or supplement the Subordinated Indenture without the consent of any holders to, among other things:

●	evidence the succession of another person and the assumption by such person of our covenants in the Subordinated Indenture and subordinated debt securities;
●	add to our covenants, agreements and obligations for the benefit of the holders of all subordinated debt securities or any series thereof, or to surrender any right or power the Subordinated Indenture confers upon us;
●	establish the form and terms of the subordinated debt securities of any series and (unless prohibited by the terms of the subordinated debt securities of any series pursuant to the Subordinated Indenture) to provide for the re-opening of a series of subordinated debt securities and for the issuance of additional subordinated debt securities of such series;
●	evidence and provide for the acceptance of appointment under the Subordinated Indenture of a successor Subordinated Indenture Trustee with respect to the subordinated debt securities of one or more series;
●	cure any ambiguity, to correct or supplement any provision in the Subordinated Indenture which may be inconsistent with any other provision in the Subordinated Indenture or make other provisions with respect to matters or questions arising under the Subordinated Indenture;
●	add to, change or eliminate any provisions of the Subordinated Indenture (which addition, change or elimination may apply to one or more series of subordinated debt securities), provided that the addition, change or elimination neither (a) applies to any subordinated debt security of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of the provision nor (b) modifies the rights of holders of those subordinated debt securities with respect to those modified provisions;
●	add to or change or eliminate any provision of the Subordinated Indenture as shall be necessary to comply with any amendments to the Trust Indenture Act or to otherwise maintain qualification of the Subordinated Indenture under the Trust Indenture Act or to comply with the rules of any applicable depositary;
●	secure the subordinated debt securities; or
●	change anything else that does not adversely affect the interests of any holder of subordinated debt securities.

In addition, under the Subordinated Indenture, the rights of holders of a series of subordinated debt securities may be changed by us and the Subordinated Indenture Trustee with the written consent of the holders of at least a majority in principal amount of the outstanding subordinated debt securities of each series that is affected. However, no change may be made without the consent of the holder of each outstanding subordinated debt security affected if such change would, among other things:

●	change the stated maturity of principal of, or any installment of principal or interest on, any such subordinated debt security;
●	reduce the principal amount of a discount security payable upon declaration of acceleration;
●	reduce the principal amount of, or the rate of interest on, or reduce any premium payable on, any of the subordinated debt securities;

●	change the place where, or currency in which, any principal of or interest on any such subordinated debt security is payable;
●	impair the right to institute suit for the enforcement of any payment on or with respect to any of the subordinated debt securities;
●	change the terms of the subordination of the subordinated debt securities in a manner adverse to the holders of any series of outstanding subordinated debt securities;
●	reduce the percentage in principal amount of outstanding subordinated debt securities of any series, the holders of which are required to consent to any such change, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Subordinated Indenture or certain defaults thereunder and their consequences) with respect to the subordinated debt securities of such series provided for in the Subordinated Indenture; and
●	modify any of the foregoing requirements or the provisions regarding waivers of any covenant or past default other than to increase the percentage of holders required for consent or waiver or add consent requirements for modification of waiver or other provisions.

Form, Exchange and Transfer

The senior debt securities of each series will be issued as registered securities. Unless otherwise specified in the applicable prospectus supplement, free writing prospectus or the pricing supplement, if any, subordinated debt securities will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the terms of the Subordinated Indenture and the limitations applicable to global securities described in the applicable prospectus supplement, free writing prospectus or the pricing supplement, if any, subordinated debt securities will be exchangeable for other subordinated debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the Subordinated Indenture and the limitations applicable to global subordinated debt securities set forth in the applicable prospectus supplement, free writing prospectus or pricing supplement, if any, subordinated debt securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer duly executed) at the office of the registrar or at the office of any transfer agent we designate for that purpose. Unless otherwise provided in the subordinated debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. Any transfer agent (in addition to the registrar) initially designated by us for any subordinated debt securities will be named in the applicable prospectus supplement, free writing prospectus or pricing supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the subordinated debt securities of each series.

If the subordinated debt securities of any series are to be redeemed, we will not be required to:

●	issue, register the transfer of, or exchange any subordinated debt securities of, that series during a period beginning at the opening of business 15 days before any selection of subordinated debt securities for redemption and ending on the day of mailing or sending of the relevant notice of redemption; or
●	register the transfer of or exchange any subordinated debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any subordinated debt security being redeemed in part.

Global Subordinated Debt Securities

The subordinated debt securities of each series may be issued in whole or in part in global form. A subordinated debt security in global form will be deposited with, or on behalf of, a depositary, which will be named in an applicable prospectus supplement, free writing prospectus or pricing supplement, if any. A global subordinated debt security shall be issued in registered form in either temporary or definitive form. A global subordinated debt security may not be transferred, except as a whole among the depositary for that subordinated debt security and its nominees and their respective successors. If any subordinated debt securities of a series are issuable as global subordinated debt securities, the applicable prospectus supplement, free writing prospectus or pricing supplement, if any, will describe any circumstances when beneficial owners of interests in that global subordinated debt security may exchange their interests for definitive subordinated debt securities of like series and tenor and principal amount in any authorized form and denomination.

Discharge

Unless otherwise indicated in an applicable prospectus supplement, free writing prospectus or pricing supplement, if any, we may terminate at any time our obligations under the Subordinated Indenture with respect to any series of subordinated debt securities (other than certain limited obligations, such as the obligation to transfer and exchange subordinated debt securities of that series) by (1)(a) delivering all of the outstanding subordinated debt securities of that series to the Subordinated Indenture Trustee to be cancelled or (b) depositing with the Subordinated Indenture Trustee in trust funds or non-callable United States government or government-guaranteed obligations sufficient without reinvestment to pay all remaining principal and interest on the series of subordinated debt securities and (2) complying with certain other provisions of the Subordinated Indenture.

If we elect to discharge our obligations by depositing cash or United States government or government guaranteed obligations as described above, under present law such discharge is likely to be treated for United States federal income tax purposes as a redemption of the subordinated debt securities of that series prior to maturity in exchange for the property deposited in trust. In that event, each holder would generally recognize, at the time of discharge, gain or loss for United States federal income tax purposes measured by the difference between (1) the sum of (a) the amount of any cash and (b) the fair market value of any property deposited in trust deemed received by such holder (unless attributable to accrued interest) and (2) such holder’s tax basis in the subordinated debt securities deemed surrendered. After the discharge, each such holder would likely be treated as if it held an undivided interest in the cash (or investments made therewith) and the property held in trust (or investments made with interest received therefrom). Each such holder would generally be subject to tax liability in respect of interest income and original issue discount, if applicable, thereon and would recognize any gain or loss upon any disposition, including redemption, of the assets held in trust. Although tax might be owed, the holder of a discharged subordinated debt security would not receive cash (except for current payments of interest on that subordinated debt security) until the maturity or earlier redemption (or, if applicable, repurchase by us at the option of the holder) of that subordinated debt security. United States federal income tax treatment of this nature could affect the purchase price that a holder would receive upon the sale of the subordinated debt securities. You are urged to consult with your tax advisor regarding the tax consequences of the discharge of our obligations.

Information Concerning the Subordinated Indenture Trustee

The Subordinated Indenture Trustee, other than during the occurrence and continuance of an event of default under the Subordinated Indenture, undertakes to perform only those duties as are specifically set forth in the Subordinated Indenture and, upon an event of default under the Subordinated Indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Subordinated Indenture Trustee is under no obligation to exercise any of the rights or powers given it by the Subordinated Indenture at the request or direction of any holder of subordinated debt securities unless the Subordinated Indenture Trustee is offered reasonable security or indemnity by that holder against the costs, expenses and liabilities that it might incur. The Subordinated Indenture Trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

Payment and Payment Agents

The person in whose name a debt security subordinated is registered will be treated as the owner of such security for the purpose of receiving payment of principal and, unless otherwise indicated in an applicable prospectus supplement, free writing prospectus or pricing supplement, if any, interest on such subordinated debt security and for all other purposes.

Unless otherwise indicated in the applicable prospectus supplement, free writing prospectus or pricing supplement, if any, payment of interest on any subordinated debt securities on any interest payment date will be made to the person in whose name those subordinated debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for the interest, except as otherwise provided by the procedures of the depositary. Unless otherwise indicated in the applicable prospectus supplement, free writing prospectus or pricing supplement, if any, principal and interest on the subordinated debt securities of a particular series will be payable at the office of the paying agents that we designate, except that payments of interest may, at our option, be made by wire transfer or check mailed to the address of the person entitled thereto.

We will be required to maintain a paying agent in each place of payment for the subordinated debt securities of a particular series. Unless otherwise indicated in the applicable prospectus supplement, free writing prospectus or pricing supplement, if any, the corporate trust office of the Subordinated Indenture Trustee in the City of New York will be designated as the paying agent for payments with respect to subordinated debt securities.

All moneys that we pay to a paying agent or the Subordinated Indenture Trustee for the payment of the principal or interest, if any, on any subordinated debt securities which remain unclaimed at the end of two years after that principal or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Unless otherwise indicated in an applicable prospectus supplement, free writing prospectus or pricing supplement, if any, interest shall be computed, for fixed rate securities, on the basis of a 360-day year comprised of twelve 30-day months, and, for variable rate securities, on the basis of the actual number of days in the interest period divided by 360.

Governing Law

The Subordinated Indenture and subordinated debt securities will be governed by and construed in accordance with the law of the State of New York (without regard to conflicts of laws principles thereof).

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements or free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement or free writing prospectus. If we indicate in the prospectus supplement or free writing prospectus, the terms of any warrants offered under that prospectus supplement or free writing prospectus may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock, senior debt securities and/or subordinated debt securities or other securities in one or more series. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from these securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The applicable prospectus supplement will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC in an amendment to the registration statement or as an exhibit to a document incorporated by reference in the registration statement of which this prospectus is a part prior to the date of any prospectus supplement relating to an offering of the particular warrant. You should read the warrant agreement for provisions that may be important to you.

We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of warrants, including some or all of the following:

●	the title of the warrants;
●	the offering price and aggregate number of warrants offered;
●	the currency for which the warrants may be purchased;
●	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security, and the procedures by which the number of securities purchasable may be adjusted;
●	the exercise price of the warrants;

●	the date on and after which the warrants and the related securities will be separately transferable;
●	in the case of warrants to purchase senior or subordinated debt securities, the principal amount of senior or subordinated debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of senior or subordinated debt securities may be purchased upon such exercise;
●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
●	the terms of any rights to redeem or call the warrants;
●	any provisions for changes to, or adjustments in, the exercise price or number of securities issuable upon exercise of the warrants;
●	the dates or periods during which, and places at which, the warrants are exercisable;
●	the manner of exercise, including any limitations on the minimum or maximum amount of warrants that may be exercised at any one time;
●	the dates on which the right to exercise the warrants will commence and expire;
●	the manner in which the warrant agreement and warrants may be modified;
●	the federal income tax consequences of holding or exercising the warrants;
●	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
●	any additional terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;
●	the terms of the securities issuable upon exercise of the warrants; and
●	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of two or more of the other securities described in this prospectus in any combination. This section outlines certain provisions of the units that we may issue. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement or free writing prospectus. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The unit agreement, together with the terms of the underlying securities, will be filed with the SEC in an amendment to the registration statement or as an exhibit to a document incorporated by reference in the registration statement of which this prospectus is a part prior to the date of any prospectus supplement or free writing prospectus relating to an offering of the particular unit. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement or free writing prospectus. If so described in a particular supplement or free writing prospectus, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement or free writing prospectus related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement or free writing prospectus may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any provisions of the governing unit agreement;
●	the price or prices at which such units will be issued;
●	the applicable United States federal income tax considerations relating to the units;
●	whether the units will be issued in global entry or certificated form;
●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
●	any other terms of the units and of the securities comprising the units.

PLAN OF DISTRIBUTION

We and any selling securityholder may sell the securities under this prospectus in one or more of the following ways from time to time:

●	to or through one or more underwriters or dealers;
●	in short or long transactions;
●	directly by us or any selling securityholder to investors;
●	through agents;
●	through a combination of these methods; or
●	through any other method permitted pursuant to applicable law.

Registration of the securities covered by this prospectus and any prospectus supplement or free writing prospectus does not mean that those securities necessarily will be offered or sold.  In addition, we and any selling securityholder may sell any securities covered by this prospectus in private transactions, and any selling securityholder may sell under Rule 144 of the Securities Act, rather than pursuant to this prospectus.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

If underwriters, dealers or agents are used in the sale, the securities will be acquired by the underwriters, dealers or agents for their own account and may be resold from time to time in one or more transactions, including:

●	in privately negotiated transactions;
●	in one or more transactions at a fixed price or prices, which may be changed from time to time;
●	in one or more transactions, including “forward” transactions at a floating price or prices that may be changed from time to time;

●	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
●	at prices related to those prevailing market prices; or
●	at negotiated prices.

As applicable, we and any underwriters, dealers or agents reserve the right to accept or reject all or part of any proposed purchase of the securities. We will set forth in a prospectus supplement or free writing prospectus the terms and offering of securities by us or any selling securityholder, including:

●	the names of any underwriters, dealers, agents or other counterparties;
●	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;
●	any discounts or concessions allowed or reallowed or paid to dealers;
●	details regarding over-allotment options under which underwriters may purchase additional securities from us or any selling securityholder, if any;
●	the purchase price of the securities being offered and the proceeds we or any selling securityholder will receive from the sale;
●	the public offering price; and
●	the securities exchanges on which such securities may be listed, if any.

We or any selling securityholder may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement or free writing prospectus indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement or free writing prospectus, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or any selling securityholder or borrowed from us, any selling securityholder or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or any selling securityholder in settlement of those derivative transactions to close out any related open borrowings of securities. The third parties (or affiliates of such third parties) in such sale transactions by us or any selling securityholder will be underwriters and will be identified in an applicable prospectus supplement or free writing prospectus. We may also sell securities under this prospectus upon the exercise of rights that may be issued to our securityholders.

We or any selling securityholder may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement or free writing prospectus. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Underwriters, Dealers and Agents

If underwriters are used in the sale of our securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions as described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters, dealers or agents with which we have a material relationship and will describe the nature of any such relationship in the prospectus supplement or free writing prospectus, naming any such underwriters, dealers or agents.

We or any selling securityholder may sell the securities through agents from time to time. When we or any selling securityholder sell securities through agents, the prospectus supplement or free writing prospectus will name any agent involved in the offer or sale of securities and any commissions we or any selling securityholder pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We or any selling securityholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities from us or any selling securityholder at the public offering price set forth in the prospectus supplement or free writing prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement or free writing prospectus, and the prospectus supplement or free writing prospectus will set forth any commissions we or any selling securityholder pay for solicitation of these contracts.

Underwriters, dealers and agents may contract for or otherwise be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us or any selling securityholder and the underwriters, dealers and agents.

We or any selling securityholder may grant underwriters who participate in the distribution of our securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us, any selling securityholder or our purchasers, as their agents in connection with the sale of our securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, concessions, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement or free writing prospectus for any securities offered by us or any selling securityholder will identify any such underwriter, dealer or agent and describe any compensation received by them from us or any selling securityholder. Any public offering price and any discounts, concessions or commissions allowed or re-allowed or paid to dealers may be changed from time to time.

Underwriters, dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us for which they receive compensation.

Stabilization Activities

In connection with an offering through underwriters, an underwriter may, to the extent permitted by applicable rules and regulations, purchase and sell securities in the open market. These transactions, to the extent permitted by applicable rules and regulations, may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us or any selling securityholder in the offering, if any. If the underwriters have an over-allotment option to purchase additional securities from us or any selling securityholder, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales, which may be prohibited or restricted by applicable rules and regulations, are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect these transactions may have on the price of our securities.

Direct Sales

We or any selling securityholder may also sell securities directly to one or more purchasers without using underwriters, dealers or agents. In this case, no underwriters, dealers or agents would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We or any selling securityholder may also sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

At-the-Market Offerings

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement or free writing prospectus.

Trading Market and Listing of Securities

Each series of securities sold pursuant to a prospectus supplement or free writing prospectus, other than our common stock which is listed on NASDAQ, will be a new issue of securities with no established trading market. We may elect to list securities other than common stock on an exchange, but unless specified in the applicable prospectus supplement or free-writing prospectus, we shall have no obligation to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making activities at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

SELLING SECURITYHOLDERS

Information about selling securityholders, if any, will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus is a part or in filings we make with the SEC under the Exchange Act, that are incorporated by reference.

LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Cravath, Swaine & Moore LLP. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. In addition, the SEC maintains a web site at www.sec.gov where you can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement. Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information-including any information and related exhibits which are furnished under Item 2.02 and Item 7.01 of Current Report on Form 8-K-that is deemed to have been furnished to, rather than filed with, the SEC.

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 27, 2024;

●	Current Report on Form 8-K filed with the SEC on February 27, 2024 (excluding Item 2.02 and Exhibit 99.1); and
●	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 7, 2001 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

Upon written or oral request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or calling us at the following:

Axon Enterprise, Inc

Attention: Corporate Secretary

17800 North 85th Street, Scottsdale, Arizona 85255

(480) 991-0797

As noted above, you may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.axon.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement. This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you. You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

Up to 1,954,450 Shares of Common Stock

Axon Enterprise, Inc.

J.P. Morgan

PROSPECTUS SUPPLEMENT

May 13, 2024

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.